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                                                                    Exhibit 10.3


                              ACQUISITION AGREEMENT

                                  by and among

                                 VOXWARE, INC.,

                         VERBEX ACQUISITION CORPORATION

                                       and

                           VERBEX VOICE SYSTEMS, INC.




                          Dated as of February 4, 1999
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                                TABLE OF CONTENTS

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                                 I. DEFINITIONS

                         II. PURCHASE AND SALE OF ASSETS

Section 2.1. Purchase and Sale of Assets ..................................    4
Section 2.2. Excluded Assets ..............................................    5
Section 2.3. Assumption of Liabilities ....................................    5
Section 2.4. Excluded Liabilities .........................................    5
Section 2.5. Closing ......................................................    7
Section 2.6. Purchase Price; Purchase Price Adjustment ....................    7
Section 2.7. Delivery of Purchase Price and Transfer of Assets ............    9
Section 2.8. Allocation of Purchase Price .................................   10
Section 2.9. Charter Amendments ...........................................   10

                          III. CONDITIONS PRECEDENT TO
                            OBLIGATIONS OF PURCHASER

Section 3.1. Representations and Warranties Accurate ......................   11
Section 3.2. Performance by Seller 11
Section 3.3. Certificate ..................................................   11
Section 3.4. Opinion of Counsel for Seller ................................   11
Section 3.5. Legal Prohibition ............................................   11
Section 3.6. Permits, Waivers, Orders, Et .................................   11
Section 3.7. No Material Adverse Change ...................................   11
Section 3.8. Financial Statements .........................................   12
Section 3.9. Secretary's Certificate ......................................   12
Section 3.10. Closing Matters .............................................   12
Section 3.11. Supplemental Disclosure .....................................   12
Section 3.12. Escrow Agreement ............................................   12
Section 3.13. UCC-3 Termination Statements ................................   12
Section 3.14. Non-Disclosure Agreements ...................................   12
Section 3.15. Bulk Sales Notice ...........................................   12

                           IV. CONDITIONS PRECEDENT TO
                              OBLIGATIONS OF SELLER

Section 4.1. Representations and Warranties Accurate ......................   13
Section 4.2. Performance by Purchaser .....................................   13
Section 4.3. Certificate ..................................................   13
Section 4.4. Legal Prohibition ............................................   13
Section 4.5. Closing Matters ..............................................   13
Section 4.6. Escrow Agreement .............................................   13

                               V. INDEMNIFICATION

Section 5.1. Survival of Representations and Warranties ...................   14


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Section 5.2. Seller's Indemnity ...........................................   14
Section 5.3. Purchaser's Indemnity ........................................   14
Section 5.4. Limitation ...................................................   15
Section 5.5. Subsequent Tax Liability Indemnification .....................   15
Section 5.6. Notice and Defense of Claims .................................   15

                             VI. REPRESENTATIONS AND
                              WARRANTIES OF SELLER

Section 6.1. Organization and Qualification ...............................   16
Section 6.2. Due Authorization ............................................   16
Section 6.3. No Conflict ..................................................   17
Section 6.4. Title to and Condition of Assets .............................   17
Section 6.5. Financial Information 18
Section 6.6. Taxes ........................................................   20
Section 6.7. Contracts, Obligations and Commitments .......................   21
Section 6.8. Litigation ...................................................   21
Section 6.9. Compliance with Law ..........................................   22
Section 6.10. Permits .....................................................   22
Section 6.11. Brokers .....................................................   22
Section 6.12. Intellectual Property .......................................   22
Section 6.13. Plans and Agreements Relating to Employees ..................   23
Section 6.14. No Illegal or Improper Transactions .........................   24
Section 6.15. Related Transactions 24
Section 6.16. No Product Liabilities; Product Warranties ..................   24
Section 6.17. Suppliers and Customers .....................................   25
Section 6.18. Availability of Documents ...................................   25
Section 6.19. Disclosure ..................................................   25

                       VII. REPRESENTATIONS AND WARRANTIES
                            OF VOXWARE AND PURCHASER

Section 7.1. Organization .................................................   26
Section 7.2. Due Authorization; No-Conflict ...............................   26
Section 7.3. Brokers ......................................................   27

                                 VIII. COVENANTS

Section 8.1.  Conduct and Preservation of Business ........................   27
Section 8.2.  Access to Information; Confidentiality ......................   28
Section 8.3.  Filings and Authorizations ..................................   28
Section 8.4.  Public Announcements ........................................   28
Section 8.5.  Hiring of Employees .........................................   29
Section 8.6.  Schedules ...................................................   29
Section 8.7.  Financial Statements ........................................   29
Section 8.8.  Non-Solicitation by Voxware and Purchaser ...................   29

                      IX. CERTAIN ACTIONS AFTER THE CLOSING

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Section 9.1.  Employee Benefits ...........................................   30
Section 9.2.  Non-Solicitation by Seller ..................................   30
Section 9.3.  Maintenance of Books and Records ............................   30
Section 9.4.  Use of Name .................................................   31
Section 9.5.  Non-Competition .............................................   31
Section 9.6.  Payment of Liabilities; Accounts Receivable and Inventory ...   31
Section 9.7.  Tax Returns Through Closing .................................   31
Section 9.8.  Purchaser to Act as Agent for Seller ........................   31
Section 9.9.  Delivery of Property Received by Seller or
                 Purchaser After Closing ..................................   32
Section 9.10. Purchaser Appointed Attorney for Seller .....................   32
Section 9.11. Subrogation of Purchaser ....................................   32
Section 9.12. Further Assurances ..........................................   32

                                 X. TERMINATION

Section 10.1.  Termination Events .........................................   33
Section 10.2.  Effect of Termination ......................................   33

                                XI. MISCELLANEOUS

Section 11.1.  Expenses ...................................................   34
Section 11.2.  Risk of Loss ...............................................   34
Section 11.3.  Amendment ..................................................   34
Section 11.4.  Entire Agreement ...........................................   34
Section 11.5.  Headings ...................................................   34
Section 11.6.  Notices ....................................................   34
Section 11.7.  Severability ...............................................   35
Section 11.8.  Waiver .....................................................   36
Section 11.9.  Governing Law ..............................................   36
Section 11.10.  Remedies ..................................................   36
Section 11.11.  Third Parties .............................................   36
Section 11.12.  Counterparts ..............................................   36


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                                    EXHIBITS


Exhibit 3.4   Form of Opinion of Counsel for Seller
Exhibit 3.12  Form of Escrow Agreement


                                    SCHEDULES

Schedule 2.1(a)                   Tangible Assets
Schedule 2.1(e)                   Contracts
Schedule 2.1(g)                   Intellectual Property
Schedule 2.2 Excluded Assets
Schedule 2.3(b)                   Section 2.3(b) Liabilities
Schedule 2.6(b)(i)                Inventory
Schedule 3.6 Consents
Schedule 6.3 Seller Conflicts
Schedule 6.5(a)                   Interim Balance Sheet
Schedule 6.5(d)                   Value of Inventory
Schedule 6.7 Contract Exceptions
Schedule 6.13                     Plans and Agreements Relating to Employees
Schedule 6.15                     Related Transactions
Schedule 6.17                     Suppliers and Customers
Schedule 7.2 Purchaser Conflicts
Schedule 9.5 Non-Competition
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                                                                            Page

     ACQUISITION AGREEMENT, dated as of February 4, 1999, by and among Voxware, Inc., a Delaware corporation ("Voxware") with its principal executive offices at 305 College Road East, Princeton, New Jersey 08540, Verbex Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Voxware with its principal executive offices at 305 College Road East, Princeton, New Jersey 08540, and Verbex Voice Systems, Inc., a Delaware corporation ("Seller") with its principal executive offices at 275 Raritan Center Parkway, Edison, New Jersey 08837.

     WHEREAS, Purchaser desires to purchase, and Seller desires to sell, certain assets used in connection with the conduct of the Business (as defined herein), including the value of the Business as a going concern; and

     WHEREAS, in order to effectuate the sale and purchase of the Business as described above and as more fully described herein, Seller shall sell and Purchaser shall purchase substantially all the assets of Seller used in the Business, all upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in reliance upon the covenants and agreements set forth herein, the parties hereto agree as follows:

                                 1. DEFINITIONS

     The following terms shall have the following respective meanings for all purposes of this Agreement:

     "Acquisition Transaction" has the meaning set forth in Section 8.1.

     "Affiliate" or "affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in this definition of "Affiliate", the term "control" and any derivatives thereof mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

     "Agreement" means this Acquisition Agreement, as it may be from time to time amended.

     "Assets" has the meaning set forth in Section 2.1.

     "Assumed Contracts" has the meaning set forth in Section 6.7.

     "Assumed Liabilities" has the meaning set forth in Section 2.3.

     "Business" means the business conducted by Seller relating to speech recognition technology.

     "Cambridge Facility" means the facility located at 185 Alewife Brook Parkway, Cambridge, Massachusetts 02138-1101, and leased by Seller in connection with the Business.

     "Closing" means the completion of the acquisition of the Assets pursuant to this Agreement.

     "Closing Date" means the date the Closing takes place.

     "Code" means the Internal Revenue Code of 1986, as amended.


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     "Convertible Notes" means Seller's convertible subordinated promissory notes issued to various investors in the aggregate principal amount of $3,999,945 and which were issued at various times between May 1994 and May 1998.

     "Employee Plans" has the meaning set forth in Section 6.13.

     "Environmental Laws" means all laws, rules, regulations, statutes, ordinances, decrees or orders of any governmental entity relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (c) exposure to hazardous, toxic or other substances alleged to be harmful, and includes without limitation final and binding requirements related to the foregoing imposed by (i) the terms and conditions of any license, permit, approval or other authorization by any governmental entity, and (ii) applicable judicial, administrative or other regulatory decrees, judgments and orders of any governmental entity.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" means The Bank of New York or such other Person as may be mutually agreed upon.

     "Escrow Agreement" means that certain Escrow Agreement to be dated the Closing Date and to be entered into by and among Purchaser, Seller and the Escrow Agent, substantially in the form attached hereto as Exhibit 3.12.

     "Escrow Fund" has the meaning set forth in Section 2.7(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Excluded Assets" has the meaning set forth in Section 2.2.

     "Excluded Liabilities" has the meaning set forth in Section 2.4.


     "Indemnified Party" has the meaning set forth in Section 5.6.

     "Indemnifying Party" has the meaning set forth in Section 5.6.

     "Intellectual Property" has the meaning set forth in Section 2.1(g).

     "Interim Balance Sheet" has the meaning set forth in Section 6.5.

     "Interim Balance Sheet Date" has the meaning set forth in Section 6.5.

     "Material Adverse Change" means an occurrence or event which has had or is reasonably likely to have a material adverse effect on the Assets, the Assumed Liabilities or the Business. In light of the fact that Seller is reducing the level of its operations related to the Business, it is understood and agreed that changes in the levels of Seller's inventory, accounts receivable and/or accounts payable arising in the ordinary course of business, consistent with past practice, or in the ordinary course of such reduction in the level of such operations shall not constitute a Material Adverse Change.



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     "Permits" means all permits, licenses, registrations, approvals, qualifications, consents and other necessary authorizations necessary for the lawful conduct, ownership and operation of the Assets and the Business.

     "Permitted Encumbrances" has the meaning set forth in Section 6.4(a).

     "Person" means an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

     "Purchase Price" has the meaning set forth in Section 2.6(a).

     "Retained Employees" has the meaning set forth in Section 9.2.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Seller Financial Statements" has the meaning set forth in Section 6.5(a).

     "Taxes" has the meaning set forth in Section 6.6.

     "Transaction Costs" mean all financial, tax, accounting, consulting, finders, brokers, investment banking, legal, advisory and similar fees, commissions and expenses incurred by Seller in connection with the consummation of the transactions contemplated hereby.

                        II. PURCHASE AND SALE OF ASSETS

2.1. Section Purchase and Sale of Assets . At the Closing, upon the terms and subject to the conditions contained herein, Seller shall sell, transfer, convey, assign and deliver to Purchaser, effective as of the Closing, and Purchaser shall purchase and accept from Seller, all right, title and interest of Seller in and to all of the properties, business and assets of Seller related to the Business, of every kind and description, real, personal and mixed, tangible and intangible, wherever located, whether or not appearing on the Interim Balance Sheet, free and clear of all liens, mortgages, pledges, encumbrances and charges of every kind except for the Permitted Encumbrances, except the Excluded Assets (collectively, the "Assets"). Without limiting the generality of the definition of the Assets being purchased by Purchaser, the Assets shall include the following:

(a) all machinery, equipment, furniture and fixtures, computers, computer hardware and software, tools, supplies, construction in progress and other tangible assets of Seller related to the Business, including, without limitation, those described in Schedule 2.1(a) (collectively, the "Tangible Assets");

(b) all prepaid items, unbilled costs and fees, and accounts, notes and other receivables;

(c) all Seller's inventories of raw materials, work-in-process, intermediates, finished goods and packaging materials used or useful in the conduct of the Business, including the inventory set forth on Schedule 2.1(c);

(d) all the interest of and the rights and benefits accruing to Seller as lessee under (i) the leases relating to the Cambridge Facility and Seller's office space located in Centerville, Utah, and all leasehold improvements and fixtures relating thereto, and (ii) all leases or rental agreements covering machinery, equipment, furniture and fixtures, computers, computer hardware and software, tools, supplies and other tangible assets used in the Business which are specifically set forth on Schedule 2.1(e);


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(e)  all of the rights and benefits accruing to Seller under all written agreements and contracts entered into in connection with the conduct of the Business which are specifically set forth on Schedule 2.1(e) hereto;

(f) all operating data and records of Seller relating to the ownership or the operation of the Assets or the Assumed Liabilities, including, without limitation, customer and distribution lists and records, production reports and records, equipment logs, operating guides and manuals, copies of personnel records for all Retained Employees, correspondence and other similar documents and records (other than correspondence relating to any Acquisition Transaction(s));

(g) all industrial and intellectual property rights owned or controlled by Seller, including, without limitation, products, patents, patent applications, patent rights, trademarks, trademark applications, tradenames, service marks, service mark applications, copyrights, know-how, franchises, licenses, trade secrets, proprietary processes and formulae, technologies, methods, plans, research data, marketing plans and strategies, forecasts, product designs, fabrication data, research and development, operating rights, software (including, without limitation, all source codes and object codes), permits, licenses and other intellectual property relating to the conduct of the Business (collectively "Intellectual Property"), including, without limitation, all such property and rights listed on Schedule 2.1(g);

(h)  all non-competition agreements relating to the Business;

(i) all claims, warranty rights, causes of action and other similar rights arising in the conduct of the Business; and

(j) all goodwill and going concern value of the Business, including, without limitation, all rights to the name "Verbex," "Listen(TM) for Windows(TM)," "Speech Commander(TM) "and the other names listed on Schedule 2.1(g). (t)

     Section 2.2. Excluded Assets . Anything to the contrary in Section 2.1 notwithstanding, the Assets shall exclude and Purchaser shall not acquire any cash or cash equivalents in hand or in bank accounts (including those funds received by a bank and awaiting clearance) and those items specifically set forth in Schedule 2.2 hereto (the "Excluded Assets").

     Section 2.3. Assumption of Liabilities . At the Closing, upon the terms and subject to the conditions contained herein, Purchaser shall assume, effective as of the Closing, and discharge in accordance with their terms, only the following liabilities and obligations of Seller to the extent that they shall remain uncompleted and outstanding at the Closing Date:

(a) Seller's obligations under the Assumed Contracts arising after the Closing Date and all outstanding development and support commitments (as identified on Schedule 2.1(e)) and warranties extended by Seller prior to the Closing Date with respect to its products in the ordinary course of business consistent with past practice; and

(b) the liabilities identified on Schedule 2.3(b) in such amounts as reflected on Seller's books and records as of the Closing Date, but in no event to exceed the amounts set forth on Schedule 2.3(b) (collectively, the "Section 2.3(b) Liabilities").

(c) For convenience of reference, the foregoing liabilities and obligations of Seller assumed by Purchaser are collectively referred to herein as the "Assumed Liabilities."


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     Section 2.4. Excluded Liabilities . The parties hereto agree that Purchaser shall not assume, pay, discharge, become liable for or perform when due, and Seller shall not cause Purchaser so to assume, pay, discharge, become liable for or perform, any liabilities (contingent or otherwise), debts, contracts, commitments and other obligations of Seller of any nature whatsoever except the Assumed Liabilities (the "Excluded Liabilities"). Without limiting the foregoing, Purchaser shall not assume, pay or discharge, and shall not be liable for, any liability, commitment or expense of Seller as a result of or arising from any of the following:

(a)  Seller's obligations and any liabilities arising under this Agreement;

(b) the Convertible Notes (including accrued interest thereon), stock option accruals and employee interest;

(c) commissions, payroll and payroll taxes, and health insurance relating to Seller's employment of its employees;

(d) any obligation of Seller for federal, state, local or foreign tax liability (including interest, penalties or additions to tax relating thereto) arising from the operation of the Business up to the Closing Date or arising out of the sale by Seller of the Assets pursuant hereto;

(e)  Seller's Transaction Costs;

(f) any liability or obligation to any employee or former employee of Seller or to any third party, under any pension, insurance, bonus, profit-sharing or other employee benefit plan or arrangement (whether written, oral or otherwise) or any obligation relating to salaries, bonuses, vacation (except as specifically assumed pursuant to Section 2.3) or severance pay, including, without limitation, any liability or obligation related to Seller's retention/severance program, or any obligation under any statute, rule or regulation, including, without limitation, ERISA;

(g) any liability, contract, commitment or other obligation of Seller, known or unknown, fixed or contingent, the existence of which constitutes or will constitute a breach of any representation or warranty of Seller contained in or made pursuant to this Agreement or which Purchaser is not assuming hereunder;

(h) any liabilities or obligations of Seller under any contracts or agreements relating to the Excluded Assets;

(i)  any violation by Seller of any law or governmental regulation;

(j) FICA and other employee withholding taxes incurred (i) on or prior to the Closing Date and (ii) after the Closing Date with respect to all employees who are not Retained Employees;

(k) except with respect to the Accounts Receivable Note (as provided in and defined on Schedule 2.3(b)), liabilities and obligations of Seller for borrowed money and guarantees of borrowed money or letters of credit;

(l) other than the Assumed Liabilities, any product liability or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of Seller on or prior to the Closing Date, including, without limitation, any claim relating to any product delivered in connection with the performance of such service and any claim seeking recovery for consequential damages, lost revenue or lost profit; and



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(m)  any liability or obligation, other than the Assumed Liabilities, arising out of the conduct of the Business prior to the Closing Date, including, without limitation, liabilities and obligations arising out of transactions entered into prior to the Closing Date (including, without limitation, liabilities or obligations arising out of any breach by Seller of any provision of any agreement, contract, commitment or lease included in the Assets, including but not limited to liabilities or obligations arising out of Seller's failure to perform any agreement, contract, commitment or lease in accordance with its terms prior to the Closing), any action or inaction prior to the Closing Date or any state of facts existing prior to the Closing Date (regardless of when asserted) not expressly assumed by Purchaser pursuant to this Agreement.

     Section 2.5. Closing . The Closing shall take place at the offices of Verbex Acquisition Corporation, 305 College Road East, Princeton, New Jersey 08540, subject to satisfaction or waiver of the conditions set forth in Articles III and IV hereof, at the opening of business on February 16, 1999, or at such other date, time and place as the parties may agree. Each party hereto agrees to use its reasonable efforts to satisfy promptly the conditions to the obligations of the respective parties hereto in order to expedite the Closing.

     Section 2.6. Purchase Price; Purchase Price Adjustment (a). The purchase price (the "Purchase Price") for the Assets shall consist of (i) $5,200,000, subject to adjustment as set forth in Section 2.6(b) and (ii) the assumption of the Assumed Liabilities.

(b)  The Purchase Price will be subject to adjustment as follows:

          (i) As soon as practicable and in any event no later than 20 days following the date six full calendar months after the Closing Date (the "Determination Date"), Purchaser shall deliver to Seller a statement (the "Adjusted Net Asset Value Statement") of its calculation of Adjusted Net Asset Value (as defined below) as of the Determination Date. Purchaser shall bear the costs of preparing the Adjusted Net Asset Value Statement. For purposes hereof:

               (x) "Adjusted Net Asset Value" means (A) the sum of (i) the amount of cash actually received by Purchaser (including those funds received by a bank and awaiting clearance) during the period between the Closing Date and the Determination Date (the "Initial Escrow Period") from the sale of inventory included in the Assets acquired hereunder (the "Inventory Realization Amount") and from the collection of accounts receivable included in the Assets acquired hereunder, (ii) the lesser of $40,000 or the value of any inventory included in the Assets which remains unsold as of the Determination Date, if any, (such lesser amount being the "Inventory Credit") and (iii) the Estimated Fair Market Value (as defined below) of the noncurrent Assets listed on Schedule 2.1(a) and acquired by Purchaser at Closing minus (B) the sum of (i) the aggregate amount of the Section 2.3(b) Liabilities, including any and all other liabilities related thereto which arise after the Closing Date and relate to the period prior to the Closing Date, and (ii) any damage, loss, cost, expense or liability for which Purchaser has made or shall (as of the Determination Date) be entitled to make an indemnification claim under
          Section 5.2 hereof.

               (y) "Estimated Fair Market Value" means (A) with respect to equipment, furniture and improvements, 50% of net book value as of December 31, 1998 and (B) with respect to all other noncurrent Assets, 100% of net book value as of December 31, 1998.

          (ii) (x) If the Adjusted Net Asset Value is greater than or equal to $400,000, the Escrow Agent shall disburse to Seller the entire Escrow Fund.


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               (y) If the Adjusted Net Asset Value is less than $400,000, the
          Escrow Agent shall: (1) disburse to Seller the Adjusted Net Asset Value; (2) subject to subsection (iii) below, retain that portion of the remaining Escrow Fund equal to the lesser of (A) the value of any inventory included in the Assets which remains unsold as of the Determination Date, if any, less the Inventory Credit or (B) $50,000, provided that, in either event, the Escrow Agent shall not retain any more than the remaining Escrow Fund; then (3) disburse to Purchaser the balance of the Escrow Fund, if any.

               (z) In the event of either (x) or (y) above, the Escrow Agent shall disburse the Escrow Fund or any portion thereof subject to subsection (iv) below and in accordance with the provisions of the Escrow Agreement. The Escrow Agent shall pay the applicable interest on the Escrow Fund or any portion thereof to the party receiving the Escrow Fund or such portion thereof.

          (iii) With respect to any portion of the Escrow Fund retained by the Escrow Agent following the Determination Date (the "Retained Escrow Fund"), such portion shall be retained for an additional six months following the Determination Date. At the end of such additional six-month period, if the amount of cash actually received by Purchaser (including those funds received by a bank and awaiting clearance) during this period from the sale of any remaining inventory included in the Assets acquired hereunder minus any damage, loss, cost, expense or liability for which Purchaser has made or shall (as of the end of such period) be entitled to make an indemnification claim under Section 5.2 hereof (the "Final Inventory Adjustment") is greater than the Retained Escrow Fund, the Escrow Agent shall disburse to Seller the entire Retained Escrow Fund. If the Final Inventory Adjustment is less than the Retained Escrow Fund, the Escrow Agent shall disburse to Purchaser the difference between the Retained Escrow Fund and the Final Inventory Adjustment and the balance of the Retained Escrow Fund, if any, to Seller. In all cases, the Escrow Agent shall disburse the Retained Escrow Fund or any portion thereof subject to subsection (iv) below (i.e., using the Final Inventory Adjustment in lieu of the Adjusted Net Asset Value) and in accordance with the provisions of the Escrow Agreement. The Escrow Agent shall pay the applicable interest on the Retained Escrow Fund or any portion thereof to the party receiving the Retained Escrow Fund or such portion thereof.

          (iv) Within 20 days after receipt of the Adjusted Net Asset Value Statement, Seller shall notify Purchaser in writing if it disagrees with such Statement and the calculation of Adjusted Net Asset Value, including a specific description of Seller's objections; it being understood and agreed that Seller shall be deemed to have accepted all other items and amounts set forth in the Adjusted Net Asset Value Statement. Failure of Seller to deliver such written notice to Purchaser within such 20-day period shall be deemed acceptance by Seller of the Adjusted Net Asset Value Statement and such calculation of Adjusted Net Asset Value. If Seller objects as provided above and Purchaser does not agree with Seller's objections, and if such disagreements are not resolved on a mutually agreeable basis within five days after Purchaser's receipt of Seller's objections, any such disagreements shall be promptly submitted to a mutually acceptable "big-five" accounting firm (the "Unaffiliated Firm"). The Unaffiliated Firm shall resolve within 30 days after said Unaffiliated Firm's engagement by the parties the differences regarding the Adjusted Net Asset Value Statement and the calculation of Adjusted Net Asset Value in accordance with generally accepted accounting principles consistently applied and this Agreement. The decision of such Unaffiliated Firm shall be final and binding upon Seller and Purchaser. The fees, costs and expenses of the Unaffiliated Firm shall be borne equally by Seller and Purchaser. Each party hereto shall bear the fees, costs and expenses of its own accountants.

     Section 2.7. Delivery of Purchase Price and Transfer of Assets . On the Closing Date, Purchaser shall pay by wire transfer of immediately available

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                                                                            Page


               funds, and, in the event that Purchaser is unable to so pay, Voxware shall pay on behalf of Purchaser:

                        (i) $4,800,000 to Seller to an account specified by Seller prior to the Closing Date; and

                        (ii) $400,000 to the Escrow Agent pursuant to the Escrow Agreement (the "Escrow Fund").

(b) At the Closing, Seller shall deliver to Purchaser such deeds, bills of sale, endorsements, assignments and other instruments of sale, conveyance, transfer and assignment, satisfactory in form and substance to Purchaser and its counsel, as may be reasonably requested by Purchaser, in order to convey to Purchaser good and marketable title to the Assets, free and clear of all claims, charges, equities, liens, security interests and encumbrances, except as permitted by this Agreement. Seller shall pay all sales, transfer or stamp taxes, or similar charges, payable by reason of the sale hereunder.


(c) At the Closing, Seller shall deliver to Purchaser copies of all source and object code relating to recognition engines and related modules and copies of such other proprietary Intellectual Property as may be reasonably requested by Purchaser.

(d) At the Closing, Seller shall deliver to Purchaser all written consents which are required under any Assumed Contract being assigned to Purchaser hereunder.

     Section 2.8. Allocation of Purchase Price . The Purchase Price shall be allocated in its entirety among the Assets and agreed to in writing by the parties prior to the Closing; it being understood and agreed that, at Purchaser's option and expense, the value of any Asset of Seller, including, without limitation, any Intellectual Property, may be determined by an independent appraiser to be mutually agreed upon by Seller and Purchaser. Seller and Purchaser shall file all information and tax returns (and any amendments thereto) in a manner consistent with this Section 2.8. If, contrary to the intent of the parties hereto as expressed in this
     Section 2.8, any taxing authority makes or proposes an allocation different from that contained in this Section 2.8, Seller and Purchaser shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation); provided, however, that, after consultation with the party adversely affected by such allocation (or proposed allocation), another party hereto may file such protective claims or returns as may reasonably be required to protect its interests.

     Section 2.9. Charter Amendments . On the Closing Date, Seller shall deliver to Purchaser copies of all such executed documents as may be required to
     (i) change Seller's name on that date to another name bearing no similarity to "Verbex Voice Systems, Inc.", including, without limitation, an amendment to Seller's Restated Certificate of Incorporation and, if required by law, an appropriate name change notice in each jurisdiction where Seller is qualified to transact business; and (ii) amend Section 4(f)(vii) of Article Fourth of Seller's Restated Certificate of Incorporation in a manner satisfactory to Purchaser. Seller hereby agrees to file all such documents on the Closing Date.

             III. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

     The obligation of Purchaser under this Agreement to consummate the purchase of the Assets at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, to the reasonable satisfaction of Purchaser (any of which may be waived in writing in whole or in part by Purchaser):

     Section 3.1. Representations and Warranties Accurate . All representations and warranties of Seller contained in this Agreement

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                                                                            Page

          (including the Schedules hereto), and all written information (other than any projections and forecasts) delivered to Purchaser by Seller on or prior to the Closing Date pursuant to this Agreement, (i) that are qualified as to materiality shall be true in all respects on and as of the Closing Date and (ii) that are not qualified as to materiality shall be true in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were made, and such written information was delivered, on and as of the Closing Date.

          Section 3.2. Performance by Seller . Seller shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by Seller prior to or on the Closing Date.

          Section 3.3. Certificate . Purchaser shall have received a certificate, dated the Closing Date, signed by an authorized officer of Seller, solely in his or her capacity as an officer of Seller, certifying that the conditions set forth in Sections 3.1, 3.2 and 3.7 have been satisfied.

          Section 3.4. Opinion of Counsel for Seller . Purchaser shall have received from Connelly & Manfredi, L.L.C., counsel to Seller, a written opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit 3.4.

          Section 3.5. Legal Prohibition . On the Closing Date, no injunction or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement and no adverse decision shall have been made by any such court, governmental body or regulatory authority which constitutes, or could be reasonably anticipated to constitute, a Material Adverse Change to the Business or materially increase the liabilities of the Business. No Federal, state or local statute, rule or regulation shall have been enacted the effect of which would be to prohibit, restrict, impair or delay the consummation of the transactions contemplated hereby or restrict or impair the ability of Purchaser to own or conduct the Business.

          Section 3.6. Permits, Waivers, Orders, Et c. Subject to Section 9.8, all consents necessary for the assignment of those Assumed Contracts set forth on Schedule 3.6 shall have been duly obtained and shall be reasonably satisfactory to Purchaser and its counsel, and copies thereof shall be delivered to the Purchaser at or prior to the Closing.

          Section 3.7. No Material Adverse Change . There shall have been no Material Adverse Change in the Business, the Assets or Seller's liabilities (including the Assumed Liabilities and the Excluded Liabilities) from the Interim Balance Sheet Date to the Closing Date not consented to by Purchaser in writing.

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           Section 3.8. Financial Statements . Purchaser, at its own expense, shall have received, at least three days prior to the Closing Date, audited financial statements at and for the year ended December 31, 1998, together with a signed independent auditors opinion thereon. 1.16.

           Section 3.9. Secretary's Certificate . Purchaser shall have received a certificate, dated the Closing Date, signed by the Secretary of Seller, certifying: (i) that attached thereto is a true and complete copy of the Restated Certificate of Incorporation of Seller, which has not been and will not be amended (except in accordance with Section 2.9); (ii) that attached thereto is a true and complete copy of the By-laws of Seller as in effect on the Closing Date; and (iii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby, that such resolutions are in full force and effect as of the Closing Date and that such resolutions are all the resolutions adopted in connection with the transactions contemplated hereby.

           Section 3.10. Closing Matters . All proceedings (including, without limitation, the matters referred to in Section 2.7) to be taken by the Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Purchaser and its counsel.

           Section 3.11. Supplemental Disclosure . If Seller shall have supplemented or amended any Schedule pursuant to its obligations set forth in Section 8.6 hereof, Purchaser shall not have given notice to Seller that, as a result of information provided to Purchaser in connection with any or all of such amendments or supplements which result or could result in a Material Adverse Change, Purchaser has determined not to proceed with the consummation of the transactions contemplated hereby.

           Section 3.12. Escrow Agreement . Seller and the Escrow Agent shall have executed and delivered the Escrow Agreement, substantially in the form attached hereto as Exhibit 3.12.

           Section 3.13. UCC-3 Termination Statements . Seller shall have delivered UCC-3 Termination Statements executed by Silicon Valley Bank as necessary to terminate any and all liens on the Assets existing immediately prior to the Closing.

           Section 3.14. Non-Disclosure Agreements . Seller shall have delivered non-disclosure agreements (in the form provided by Purchaser) executed by each of Seller's engineers, executives and other key employees, as determined by Purchaser.

                                                                            Page

           Section 3.15. Bulk Sales Notice . Purchaser shall have obtained a tax clearance escrow letter from the New Jersey Division of Taxation prior to the Closing which limits Purchaser's liability to a specified amount, which amount shall be withheld from the amount otherwise due to Seller in accordance with Section 2.7(a) and shall be held by counsel for Purchaser in a non-interest bearing attorney trust account until written confirmation from the New Jersey Division of Taxation is received by counsel for Purchaser authorizing the release of such amount from escrow.

               IV. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     The obligation of Seller under this Agreement to consummate the sale of the Assets at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, to the reasonable satisfaction of Seller (any of which may be waived in writing in whole or in part by Seller):

      Section 4.1. Representations and Warranties Accurate . All representations and warranties of Purchaser contained in this Agreement, and all written information delivered to Seller by Purchaser on or prior to the Closing Date pursuant to this Agreement, (i) that are qualified as to materiality shall be true in all respects on and as of the Closing Date and (ii) that are not qualified as to materiality shall be true in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were made, and such written information was delivered, on and as of the Closing Date.

      Section 4.2. Performance by Purchaser . Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by Purchaser prior to or on the Closing Date.

      Section 4.3. Certificate . Seller shall have received a certificate, dated the Closing Date, signed by an authorized officer of Purchaser, to the effect that the conditions set forth in Sections 4.1 and 4.2 have been satisfied.

      Section 4.4. Legal Prohibition . On the Closing Date, no injunction or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement.

      Section 4.5. Closing Matters . All proceedings to be taken by the Purchaser in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller and its counsel.

      Section 4.6. Escrow Agreement . Purchaser and the Escrow Agent shall have executed and delivered the Escrow Agreement, substantially in the form attached hereto as Exhibit 3.12.

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                              V. INDEMNIFICATION
                              -- ---------------

     Section 5.1. Survival of Representations and Warranties . All
                  ------------------------------------------
     representations and warranties contained in this Agreement shall survive the Closing and shall remain in full force and effect until eighteen (18) months after the Closing Date, regardless of any investigation made by Purchaser or Seller or on their behalf, except as to any matters with respect to which a bona fide written claim shall have been made or an action at law or in equity shall have commenced before such date, in which event survival shall continue (but only with respect to, and to the extent of, such claim) until the final resolution of such claim or action, including all applicable periods for appeal; provided, however, that the representations and warranties relating to (i) environmental matters and ERISA shall survive for the periods equal to the applicable statutes of limitation relating thereto and (ii) Taxes shall survive until the latest to occur of (x) three years from the date of the last filing of a return or report of Taxes relating to the Assets or the Business and covering all Taxes relating to all periods prior to the Closing Date, (y) the expiration of the applicable statute of limitations, or (z) six months following the ultimate disposition of any claim with respect to any Taxes relating to the Assets or the Business.

     Section 5.2. Seller's Indemnity. Seller shall indemnify and hold harmless its Affiliates and their respective successors and assigns at all times after the Closing Date against and in respect of:

     (a) any damage, loss, cost, expense or liability (including reasonable attorneys' fees) resulting to Purchaser from any false, misleading or inaccurate representation, breach of warranty or nonfulfillment of any agreement, covenant or condition by or on the part of Seller under this Agreement or from any misrepresentation in or any omission from any certificate, list, schedule or other written instrument to be furnished to Purchaser hereunder;

     (b) all liabilities and obligations of Seller (other than the Assumed Liabilities) of any kind or nature whatsoever, whether accrued, absolute, fixed, contingent, known or unknown, including, without limitation, the Excluded Liabilities; and

     (c) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the items described in subsections (a) or (b) above.

     (d) This indemnity agreement in this Section 5.2 shall be in addition to any liability which Seller may incur to Purchaser and shall not foreclose any other rights or remedies Purchaser may have to enforce the provisions of this Agreement, including, without limitation, any action for fraud.

     Section 5.3. Purchaser's Indemnity . Purchaser shall indemnify and hold harmless Seller and its successors and assigns at all times after the Closing Date against and in respect of:

     (a) any damage, loss, cost, expense or liability (including reasonable attorneys' fees) resulting to Seller from any false, misleading or inaccurate representation, breach of warranty or nonfulfillment of any agreement, covenant or condition by or on the part of Purchaser under this Agreement or from any misrepresentation in or any omission from any certificate, list, schedule or other instrument to be furnished to Seller hereunder;

     (b)  all Assumed Liabilities; and

     (c) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the items described in subsections (a) or (b) above;

     (d) provided, however, that, if Purchaser is unable to fulfill its obligations under this Article V for any reason whatsoever, Voxware shall be liable for, and to the fullest extent of, such obligations of Purchaser. This indemnity agreement in this Section 5.3 shall be in addition to any liability which Purchaser may incur to

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                                                                            Page

         Seller and shall not foreclose any other rights or remedies Seller may have to enforce the provisions of this Agreement, including, without limitation, any action for fraud.

         Section 5.4. Limitation . Neither Seller nor Purchaser shall be entitled to make any claim for indemnification under Section 5.2 or 5.3 with respect to the breach of any representation and warranty contained herein after the date on which such representation and warranty ceases to survive pursuant to Section 5.1.

         Section 5.5. Subsequent Tax Liability Indemnification . If, subsequent to the Closing Date, any liability for Taxes relating to the Assets or the Business is imposed on Purchaser or its Affiliates with respect to any period prior to the Closing Date for which Seller prepared and filed any return or report of Taxes, then Seller shall indemnify and hold Purchaser and its Affiliates harmless from and against, and shall pay the full amount of such tax liability, including any interest, additions to tax and penalties thereon, together with interest on such additions to tax or penalties (as well as reasonable attorneys' or other fees and disbursements of Purchaser incurred in determination thereof or in connection therewith). Seller shall, at its sole expense and in its reasonable discretion, either settle any tax claim that may be the subject of indemnification under this Section 5.5 at such time and on such terms as it shall deem appropriate or assume the entire defense thereof, provided, however, that Seller shall in no event take any position in such settlement or defense that subjects Purchaser to any civil fraud or any civil or criminal penalty. Notwithstanding the foregoing, Seller shall not consent, without the prior written consent of Purchaser, which prior written consent shall not be unreasonably withheld, to any change in the treatment of any item which would, in any manner whatsoever, affect the tax liability of Purchaser for a period subsequent to the Closing Date.

         Section 5.6. Notice and Defense of Claims . Each party entitled to indemnification under this Article V (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party, at the Indemnifying Party's expense, to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article V unless such failure to give notice materially prejudices the Indemnifying Party's ability to defend such claim. The Indemnifying Party, in the defense of any such claim or litigation, shall not, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation. The Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                 VI. REPRESENTATIONS AND WARRANTIES OF SELLER
                                         --------------------
                 Seller represents, warrants and agrees that:

         Section 6.1. Organization and Qualification . Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority and all licenses necessary to conduct the Business and to own, lease and operate the properties and assets used in connection therewith and to enter into and perform this Agreement and the transactions contemplated hereby. Seller is in good standing as a foreign corporation and licensed or qualified to transact business in each of Massachusetts, New Jersey and Utah, which are the only jurisdictions where Seller leases real property. Seller does not own any capital stock or other proprietary interest, directly or indirectly, in any

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                                                                            Page

         corporation, association, trust, partnership, joint venture or other entity which conducts a business constituting any portion or aspect of the Business.

         Section 6.2. Due Authorization (a). Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Escrow Agreement and to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement, the Escrow Agreement and the other documents contemplated hereby, the performance by Seller of its obligations hereunder and thereunder, and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller and its stockholders. This Agreement has been duly executed and delivered by Seller, and this Agreement is, and each of the Escrow Agreement and the other agreement contemplated hereby to which Seller will be a party will be, upon execution and delivery thereof by Seller, a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

    (b) Seller has complete and unrestricted power and the unqualified right to sell, convey, assign, transfer and deliver the Assets to Purchaser (subject to any consents or waivers of third parties required in connection with such sale, conveyance, assignment, transfer and delivery of the Assets or any part thereof, all of which consent(s) or waiver(s) have been duly obtained by Seller and are set forth on
         Schedule 6.3), and the instruments of transfer, conveyance and assignment to be executed and delivered by Seller to Purchaser at the Closing will be valid and binding obligations of Seller, enforceable in accordance with their respective terms, sufficient for purposes of recordation and filing where permitted by law, sufficient to transfer, convey and assign to Purchaser all right, title and interest of Seller in and to the Assets and to vest in Purchaser the full right, power and authority to conduct the Business as conducted by Seller.

         Section 6.3. No Conflict . Except as set forth on Schedule 6.3, neither the execution and delivery of this Agreement, the Escrow Agreement or any of the other documents contemplated hereby by Seller nor the consummation of the transactions contemplated hereby or thereby will
         (a) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (i) the certificate of incorporation or by laws of Seller or (ii) to the knowledge of Seller, any law, statute or regulation or (iii) any order, judgment or decree or any instrument, contract or other agreement to which Seller is a party or by which Seller (or any of the properties or assets of Seller) is subject or bound; (b) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the Assets or the Business;
         (c) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Assumed Contract; or (d) require Seller or, to the knowledge of Seller, Purchaser to obtain any Permit or waiver from, to give any notification to, or to make any filing with, any governmental body or authority or to obtain the approval or consent of any other Person.

         Section 6.4. Title to and Condition of Assets . Seller has, and, except for the Excluded Assets as set forth in Schedule 2.2 hereto, upon payment therefor Purchaser will have, good and marketable title to, or valid and subsisting leasehold interests in or valid licenses to use, all of the Assets, free and clear of any liens, charges, options, security interests or other encumbrances of any nature, options to purchase or lease, easements, restrictions, covenants, conditions, or imperfections of title, except the lien of current Taxes not yet due and payable or of Taxes the validity of which is being contested in good faith by appropriate proceedings, so long as such contest does not involve any real danger of the sale, foreclosure or loss of any Assets which would cause a Material Adverse Change in the Business (collectively, the "Permitted Encumbrances"). At the Closing, Seller shall cause to be discharged all mechanics' or materialmen's liens of which Seller has notice arising from any labor or materials furnished to the real property prior to the time of Closing.

                                                                            Page


    (b) Seller owns no real property. Schedules 2.1(a) and 2.1(e) hereto include a correct and complete list of all machinery, equipment, computers and computer hardware, tools, supplies, leasehold improvements, construction in progress, furniture, fixtures, vehicles and other tangible personal property owned, leased or used in the Business, except for items having a value of less than $100 but not more than $50,000 in the aggregate, indicating with respect to all such listed property whether such property is leased.

    (c) Seller enjoys peaceful and undisturbed possession under the lease relating to the Cambridge Facility, and such lease is valid and enforceable in accordance with its terms, is in full force and effect, and there is not under such lease any default by Seller or, to the knowledge of Seller, by the lessor under such lease, or any condition, event or act which, with the giving of notice or lapse of time, or both, would constitute such a default. With respect to such lease, Seller has not received any notice of any violation of any applicable zoning ordinance, building code, use or occupancy restriction, or violation of any thereof, or any condemnation action or proceeding with respect thereto.

    (d) The Assets constitute, in the aggregate, all the material assets and property necessary to engage in the Business as currently engaged in by Seller. To the knowledge of Seller, all the Tangible Assets are located at the Cambridge Facility or at Seller's premises located in Edison, New Jersey or are in storage at Acton Main Street Mini-Storage located at One Main Street, Acton, Massachusetts. No person other than Seller owns any equipment or other Tangible Assets or properties situated at such premises, except for leased items disclosed in
         Schedule 2.1(e) hereto.

    (e)  The Tangible Assets as of each of the date hereof and the Closing
         Date are in reasonable operating condition and repair, having consideration for their age and subject to normal wear, and are usable in the regular and ordinary course of business. No portion of the lease relating to the Cambridge Facility has suffered any material damage by fire or other casualty which has not heretofore been completely repaired and restored to reasonable operating condition as described above.

         Section 6.5. Financial Information (a). Seller has delivered to Purchaser (i) true and complete copies of Seller's audited balance sheets as of December 31, 1996 and 1997, and the related statements of operations and cash flows (together with the auditors' reports thereon) for each of the years ended December 31, 1996 and December 31, 1997, together with notes to such financial statements (the "Audited Financial Statements"), and (ii) true and complete copies of Seller's unaudited balance sheets as at December 31, 1998 and the related statements of operations and cash flows for the 12 months ended December 31, 1998 (the "Unaudited Financial Statements"). The Audited Financial Statements and Unaudited Financial Statements are herein collectively referred to as the "Seller Financial Statements." The balance sheet of Seller at December 31, 1998 is attached as Schedule 6.5(a) and is herein referred to as the "Interim Balance Sheet," and December 31, 1998 is herein referred to as the "Interim Balance Sheet Date."

    (b) The Audited Financial Statements have been audited by KPMG Peat Marwick LLP ("KPMG") and are accompanied by a report thereon containing opinions of KPMG, consistent with those previously provided to Purchaser. The Unaudited Financial Statements for the 12 months ended December 31, 1998 present fairly the financial position of Seller as of the Interim Balance Sheet Date, have been prepared in accordance with generally accepted accounting principles, consistently applied (except for those changes promulgated and required by accounting authority), and show all material liabilities, absolute or contingent, of Seller required to be recorded thereon in accordance with generally accepted accounting principles as of the Interim Balance Sheet Date.

    (c) The accounts receivable of Seller arising from the Business as set forth on the Interim Balance Sheet, which have not been collected, or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and are collectible at the full recorded amount thereof, which have not been collected (less, in the case of accounts receivable appearing on the Interim Balance Sheet, the recorded allowance for collection losses on the Interim Balance Sheet), over the period of usual trade terms

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         (by use of Seller's normal collection methods without resort to litigation or reference to a collection agency). The allowance for collection losses on the Interim Balance Sheet has been determined in accordance with generally accepted accounting principles consistent with past practice.

    (d) All inventory of Seller used in the conduct of the Business, including, without limitation, raw materials, work-in process and finished goods, reflected on the Interim Balance Sheet or acquired since the date thereof was acquired and has been maintained in the ordinary course of the Business; is of good and merchantable quality; consists substantially of a quality, quantity and condition usable, leasable or saleable in the ordinary course of the Business; is valued at reasonable amounts based on the ordinary course of business of Seller during the past 12 months; and is not subject to any write-down or write-off, except as set forth on Schedule 6.5(d). Seller is not under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers or other customers. Seller has not caused its inventory to be materially increased or decreased other than in the ordinary course of business consistent with past practice.

    (e) Seller does not have any liability or obligation, contingent or absolute (individually or in the aggregate), other than (i) liabilities disclosed in the Seller Financial Statements and (ii) liabilities which have arisen after the Interim Balance Sheet Date in the ordinary course of business and consistent with past practice which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

    (f) Since the Interim Balance Sheet Date, Seller has not, with respect to the ownership or operation of the Assets or the Assumed Liabilities a) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred, liabilities under contracts entered into, borrowings under banking facilities disclosed in the Schedules hereto (including the Accounts Receivable Note) and liabilities in respect of letters of credit issued under such banking facilities, all of which were in the ordinary course of business; (b) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Interim Balance Sheet and current liabilities incurred since the Interim Balance Sheet Date in the ordinary course of business; (c) failed to pay or discharge when due any material liability or obligation (other than in the ordinary course of business, consistent with past practice); (d) declared or made any payment or distribution to its stockholders or purchased or redeemed any capital stock or other securities; (e) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current taxes not yet due and payable; (f) sold, assigned or transferred any of its tangible assets which would have been included in the Assets if the Closing had been held on the Interim Balance Sheet Date or on any date since then except for the sale of inventory in the ordinary course of business, canceled any debt or claim, or waived any right of substantial value whether or not in the ordinary course of business; (g) sold, assigned, transferred or granted any license with respect to any patent, trademark, tradename, service mark, copyright, trade secret or other intangible asset or Intellectual Property; (h) suffered any damage, destruction or loss, whether or not covered by insurance, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct the Business; (i) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or could reasonably be expected to have an adverse effect on its business, operations, assets, properties, prospects or condition (financial or otherwise); (j) suffered any Material Adverse Change in its relations with, or any loss or threatened loss of, any of its suppliers, customers or distributors disclosed pursuant to Section 6.17; (k) made any material change in the manner of its business or operations; (l) made any material change in any method of accounting or accounting practice, except for any such change required by reason of a concurrent change in generally accepted accounting principles or disclosed in the Seller Financial Statements; or (m) entered into any commitment (contingent or otherwise) to do any of the foregoing. Since the Interim Balance Sheet Date, there has been no Material Adverse Change in the Assets or liabilities or in the Business or condition, financial or otherwise, of the Business, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood,

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         drought, riot, storm, condemnation or act of God or otherwise, and no fact or condition exists or is contemplated or threatened which could reasonably be anticipated to cause such a change in the future. There has been no Material Adverse Change since the Interim Balance Sheet Date in the amount of accounts receivable (or the allowance with respect thereto) or accounts payable of Seller from that reflected in the Interim Balance Sheet.

         Section 6.6. Taxes . (i) Seller has filed on a timely basis (taking into account any extensions received from the relevant taxing authorities) all returns and reports pertaining to all U.S. federal, state, local and foreign income, profits, unemployment compensation, payroll, social security, franchise, unincorporated business, capital, general corporate, sales, use, occupation, property, excise and any and all other taxes (all such taxes, irrespective of the period for which such taxes are payable or attributable, hereinafter referred to as "Taxes") relating to the Assets or the Business that are or were required to be filed with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects, (ii) all Taxes (including interest, additions to tax and penalties thereon together with interest on such additions to tax and penalties) relating to the Assets or the Business that are due from or may be asserted against Seller (including deferred taxes) in respect of or attributable to all periods ending on or before the Closing Date have been fully paid, deposited or adequately provided for on the books and financial statements of the Seller and the Business, (iii) no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (i) which might be determined adversely to the Seller and which could have a material adverse effect on the Business, (iv) Seller has not given or been requested to give waivers or extensions of any statute of limitations with respect to the payment of Taxes relating to the Business, and (v) to the knowledge of Seller, no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority or as to which sufficient reserves have not been established on the books and financial statements of the Seller and the Business are in force as of the date hereof with respect to any of the Assets or the Business.

         Section 6.7. Contracts, Obligations and Commitments . Except as set forth on Schedules 2.1(e) or 2.2 hereto, Seller has no existing contract, obligation or commitment of any nature which is material to the ownership or operation of the Assets or the Assumed Liabilities. Each contract, agreement, arrangement, plan, lease, license or similar instrument included in the Assets and set forth on Schedule 2.1(e) (collectively, the "Assumed Contracts") is a valid and binding obligation of Seller and, to the knowledge of Seller, the other parties thereto, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect (except for any Assumed Contracts which by their terms expire after the date hereof or are terminated after the date hereof in accordance with the terms thereof, provided, however, that Seller shall not terminate any material Assumed Contract after the date hereof without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed), and neither Seller nor, to the knowledge of Seller, any other party thereto has breached any material provision of, nor is in default in any material respect under the terms of (and, to the knowledge of Seller, no condition exists which, with the passage of time, the giving of notice, or both, would result in a default under the terms of), any of the Assumed Contracts. Except as set forth on
         Schedule 6.7 hereto, each of the Assumed Contracts is validly assignable to the Purchaser without the consent of any other party thereto so that, after the assignment thereof to the Purchaser pursuant to this Agreement, the Purchaser will be entitled to the full economic and other benefits thereof. Seller shall give Purchaser written notice of each Assumed Contract which is terminated after the date hereof.

         Section 6.8. Litigation . Neither Seller, any Affiliate of Seller, nor any director, officer, employee or agent of Seller (in their capacity as such), is a party to any pending or, to the knowledge of Seller, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, before or by any court or governmental board, commission, agency, department or office, or private arbitration tribunal, nor does Seller know, after due inquiry, of any basis therefor, (A) arising in connection with the conduct by

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         Seller of the Business, (B) to restrain, prohibit or invalidate, or to obtain damages or other relief from Seller, or any of its directors or officers, or equitable or other relief in respect of this Agreement or the transactions contemplated hereby, (C) which arises out of any contract, agreement, letter of intent or arrangement alleged to have been entered into or agreed to by Seller and which conflicts with this Agreement or the transactions contemplated hereby, or gives rise to a claim or right of any kind of any person as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, or (D) which, if successful, could adversely affect the right of Purchaser after the Closing Date to own the Assets or, in the reasonable judgment of Seller, to conduct the Business; and (ii) Seller is not a party or subject to any order, ruling, judgment, decree or stipulation which affects the Business, or which would prevent the transactions contemplated by this Agreement. To the knowledge of Seller after due inquiry, no facts exist, and no investigation has been instituted by any governmental agency, which might result in any such action or proceeding.

         Section 6.9. Compliance with Law . The Business has been conducted, and is now being conducted, in compliance in all material respects with all applicable laws, rules, regulations and court or administrative orders and processes (including, without limitation, any that relate to consumer protection, health and safety, products and services, proprietary rights, anti-competitive practices, collective bargaining, ERISA, equal opportunity, improper payments and Environmental Laws). Seller and, to the knowledge of Seller, its directors, officers and employees (i) are not, and during the past five years were not, in violation of, or not in compliance with, in any material respect all such applicable laws, rules, regulations, orders and processes with respect to the conduct of the Business; (ii) have not received any notice from any governmental authority, and to the knowledge of Seller, none is threatened, alleging that Seller has violated, or not complied with, any of the above; and (iii) are not a party to any agreement or instrument, or subject to any judgment, order or writ, or subject to any rule, regulation, code or ordinance known to Seller, which adversely affects, or might reasonably be expected to adversely affect, the Business.

         Section 6.10. Permits . Seller has no Permits in connection with the ownership of the Assets or operation of the Business, and, to the knowledge of Seller, its officers, directors and employees no Permits are necessary to own the Assets and operate the Business.

         Section 6.11. Brokers . Except for Mr. Duffield Meyercord (and/or his assigns) and certain employees of Seller, neither Seller nor, to the knowledge of Seller, any of its Affiliates has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

         Section 6.12 Intellectual Property . Seller in the conduct of the Business did not and does not utilize any patent, trademark, tradename, service mark, copyright, licensed technology, software or other Intellectual Property except for those listed on Schedule 2.1(g). Except as set forth on Schedule 2.1(g), Seller owns or is licensed exclusively or otherwise has the exclusive right to use all the Intellectual Property necessary to permit Purchaser to carry on the Business. All licenses, if any, of Seller to use all Intellectual Property necessary to permit Purchaser to carry on the Business as conducted by Seller are in full force and effect and neither the Seller nor, to the knowledge of Seller, any of the other parties to such licenses are in breach in any material respect of any provision of, or in default in any material respect under any of the terms of, such licenses. Except as set forth on Schedule 2.1(g), Seller has not granted any person any license or other right to use any of the Intellectual Property necessary to permit Purchaser to carry on the Business as conducted by Seller, whether requiring the payment of royalties or not. To the knowledge of Seller, the Business or any product or service marketed or sold by Seller, which utilizes any of the Intellectual Property, does not infringe upon or unlawfully or wrongfully use any patent, trademark, tradename, service mark, copyright, trade secret or know-how owned or claimed by another, and to the knowledge of Seller, no Person is infringing upon, or is in violation of, any of Seller's Intellectual Property or rights thereto.
         Schedule 2.1(g) contains a true and complete list of all patents, trademarks and servicemarks (either registered, common law or registration applied for), tradenames, copyrights and third party licenses which are owned, used, registered in the name of or licensed by Seller for use in the

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         Business, or in which Seller otherwise has an interest. Except as shall be set forth on Schedule 2.1(g), subsequent to the Closing, neither Seller nor any of its current or former directors, officers or employees shall own, have an interest in or have the right to use any Intellectual Property utilized in the Business. Except as set forth on
         Schedule 2.1(g), all licenses, trademarks, servicemarks, copyrights, tradenames and other Intellectual Property which are necessary to the conduct of the Business, as it presently exists or as heretofore conducted, are owned, controlled or are usable on a royalty-free basis by Seller, and will continue to be so owned, controlled or usable on a royalty-free basis by Purchaser after the Closing Date. There is no pending or, to the knowledge of Seller, threatened claim or litigation against Seller contesting the right to use its Intellectual Property in the conduct of the Business, asserting the misappropriation or misuse of any thereof or asserting that Seller has violated or infringed the rights of another party. This Agreement and the transactions contemplated hereby will not in any manner affect Purchaser's rights with respect to, or ability to use, the Intellectual Property necessary to permit Purchaser to carry on the Business. Since July 9, 1993, the Business has not been conducted under any corporate, trade or fictitious name other than the names listed on Schedule 2.1(g) hereto.

         Section 6.13. Plans and Agreements Relating to Employees (a). Except as set forth on Schedule 6.13 hereto, there are no employee benefit plans, contracts or arrangements (whether written, oral or otherwise) of any type (including, without limitation, any personnel policies, deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts and other similar plans, agreements and arrangements which are not so described) which are currently in effect, which have been approved but are not yet effective, or which were sponsored, maintained or contributed to by Seller within six years prior to the date hereof, for the benefit of current or former employees of the Seller (or beneficiaries of such employees) who provide or provided services primarily to or in connection with the Business. Each of such employee benefit plans, contracts or arrangements is herein referred to as an "Employee Plan." Each Employee Plan has been maintained and administered in accordance with its terms and in compliance in all material respects with the provisions of applicable law.

   (b) Purchaser does not and will not assume the sponsorship of, the responsibility for contributions to, or any liability or obligation in connection with, any Employee Plan.

   (c) Schedule 6.13 sets forth a complete and accurate list showing the names, the rate of compensation (and the portions thereof attributable to salary and bonuses, respectively) and location of all current officers and employees of and consultants to the Business that received, for the year ended December 31, 1998, or are expected to receive, during the year ending December 31, 1999, annual base salary or other compensation in excess of $5,000. There are no covenants, agreements or restrictions to which the Business is a party or bound, including but not limited to employee non-compete agreements, prohibiting, limiting or in any way restricting any officer or employee listed on Schedule 6.13 from engaging in any types of business activity in any location. To the knowledge of Seller, no officer or employee listed on Schedule 6.13, and no group of the Business' employees, has any plans to terminate their employment.

         Section 6.14. No Illegal or Improper Transactions . To the knowledge of Seller, neither Seller nor any officer, director, employee, agent or Affiliate of Seller has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for the Business, (ii) facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty, in any such case in any manner which is in violation of any applicable ordinance, regulation or law; and there have been no false or fictitious entries made in the books or records of Seller.

         Section 6.15. Related Transactions . To the knowledge of Seller, except as set forth on Schedule 6.15, and except for compensation to employees for services rendered, no stockholder or current or former



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         director, officer or employee or any Affiliate or associate (as defined in the rules promulgated under the Securities Act) of Seller, is presently, or during the last three fiscal years has been, (a) a party to any transaction with Seller with respect to the Business (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee, Affiliate or associate), or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present (or potential) competitor, supplier or customer of Seller with respect to the Business, nor does any such person receive income from any source other than Seller which relates to the business of, or should properly accrue to, Seller with respect to the Business.

         Section 6.16. No Product Liabilities; Product Warranties (a). Except as has been or may be incurred in the ordinary course of business (consistent with past practice), Seller has not incurred, nor does Seller know of or have any reason to believe there is any basis for alleging, any liability, damage, loss, cost or expense as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling, instructions or otherwise) ("Product Liability") with respect to any product sold or service rendered by Seller, whether such Product Liability is incurred by reason of any express or implied warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise and irrespective of whether such Product Liability is covered by insurance.

   (b) Seller has furnished Purchaser with all forms of warranties or guarantees of Seller's products and services that are in effect or proposed to be used by Seller in the conduct of the Business. Except as has been or may be incurred in the ordinary course of business (consistent with past practice), there are no pending or, to the knowledge of Seller, threatened claims under any warranty or guaranty against Seller. Seller did not make any payments or settlements in respect of any such warranty or guaranty (including, without limitation, any returns or allowances) in excess of $10,000 since January 1, 1998.

         Section 6.17. Suppliers and Customers (a). Schedule 6.17 lists (i) all suppliers of the Business to which Seller made payments during the year ended December 31, 1998, or expects to make payments during the year ending December 31, 1999, in excess of five percent (5%) of Seller's cost of sales as reflected on Seller's statement of operations for each such year and (ii) all customers that paid Seller during the year ended December 31, 1998 or that Seller expects will pay to it during the year ending December 31, 1999, more than five percent (5%) of Seller's sales revenues as reflected on Seller's statement of operations for each such year.

   (b) Seller has no information which might reasonably indicate that any of the customers or suppliers of the Business listed on Schedule 6.17 intend to cease purchasing from, selling to, or dealing with, the Business, nor has any information been brought to its attention which might reasonably lead it to believe any such customer or supplier intends to alter in any material respect the amount of such purchases, sales or the extent of dealings with the Business or would alter in any material respect such purchases, sales or dealings in the event of the consummation of the transactions contemplated by this Agreement. Seller has no information which might reasonably indicate, nor has any information been brought to its attention which might reasonably lead it to believe that, (i) any supplier will not be able to fulfill outstanding or currently anticipated purchase orders placed by Seller, or (ii) any customer will cancel outstanding or currently anticipated purchase orders placed with Seller.

         Section 6.18. Availability of Documents . Except as relates to any Acquisition Transaction(s), Seller has made available to Purchaser copies of all documents, including, without limitation, all agreements, contracts, commitments, insurance policies, leases, plans, instruments, undertakings authorizations, Permits, licenses, patents, trademarks, tradenames, service marks, copyrights and applications therefor listed in the Schedules hereto or referred to herein. Such copies are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.


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         Section 6.19. Disclosure . Except as relates to any Acquisition
         Transaction(s), Seller has not failed to disclose to Purchaser any material information adverse to the ownership and operation of the Assets or the Assumed Liabilities, except as to matters affecting the economy generally, and no information furnished (other than any projections or forecasts) by or on behalf of Seller to Purchaser, taken generally with other information furnished to Purchaser, contains any untrue statement of a material fact or omits to state a material fact necessary to make such statement, in the light of the circumstances under which it was made, not misleading. All written information (other than any projections or forecasts), in whatever form, furnished by Seller to Purchaser was true and correct as of the date so furnished and, except as the accuracy thereof is affected by the passage of time, remains true and correct as of the date hereof.

         VII. REPRESENTATIONS AND WARRANTIES OF VOXWARE AND PURCHASER

            A. Purchaser hereby represents and warrants as follows:

         Section 7.1. Organization . Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties and carry on its business as presently conducted. Purchaser is licensed or qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not have a material adverse affect on Purchaser.

         Section 7.2. Due Authorization; No-Conflict (a). Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the Escrow Agreement and to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Escrow Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder, and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed by Purchaser, and this Agreement is, and the Escrow Agreement will be, upon execution and delivery thereof by Purchaser, a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

   (b) Except as set forth on Schedule 7.2, neither the execution and delivery of this Agreement or the Escrow Agreement by Purchaser nor the consummation of the transactions contemplated hereby or thereby by Purchaser will (i) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (A) the certificate of incorporation or by-laws of Purchaser or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Purchaser is a party or by which it (or any of its properties or assets) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance, security interest or other adverse interest upon any property or asset of Purchaser; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any agreement or commitment to which Purchaser is a party or by which it (or any of its properties or assets) is subject or bound which would have a material adverse effect on the business of Purchaser; or (iv) require Purchaser to obtain any authorization, consent, approval or waiver from, to give notification to, or to make any filing (other than filing to qualify as a foreign corporation where necessary) with, any governmental body or authority, or to obtain the approval or consent of any other Person.

         Section 7.3. Brokers . Except for Ladenburg Thalmann & Co. Inc., neither Purchaser nor any of its Affiliates has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

         B. Voxware hereby represents and warrants as follows:


                                       21
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         Section 7.4. Organization . Voxware is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties and carry on its business as presently conducted. Voxware is licensed or qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not have a material adverse affect on Voxware and its subsidiaries taken as a whole.

         Section 7.5. Due Authorization; No-Conflict (a). Voxware has all requisite corporate power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Voxware, the performance by Voxware of its obligations hereunder, and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Voxware. This Agreement has been duly executed by Voxware, and this Agreement is a legal, valid and binding obligation of Voxware, enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

   (b) Except as set forth on Schedule 7.5, neither the execution and delivery of this Agreement by Voxware nor the consummation of the transactions contemplated hereby by Voxware will (i) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (A) the certificate of incorporation or by-laws of Voxware or (B) any law, statute, regulation, order, judgment or decree or any material instrument, contract or other agreement to which Voxware is a party or by which it (or any of its properties or assets) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance, security interest or other adverse interest upon any property or asset of Voxware; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any agreement or commitment to which Voxware is a party or by which it (or any of its properties or assets) is subject or bound which would have a material adverse effect on the business of Voxware; or (iv) require Voxware to obtain any authorization, consent, approval or waiver from, to give notification to, or to make any filing (other than filing to qualify as a foreign corporation where necessary) with, any governmental body or authority, or to obtain the approval or consent of any other Person.

         Section 7.6. Brokers . Except for Ladenburg Thalmann & Co. Inc., neither Voxware nor any of its Affiliates has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.


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                                VIII. COVENANTS

          Section 8.1. Conduct and Preservation of Business . Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Seller shall (i) conduct the Business in the usual manner and not enter into any transactions outside the ordinary course of business; (ii) use its best efforts to maintain, preserve and protect the Assets and the Business, including, without limitation, to preserve its relationship with its employees, suppliers and customers and to preserve its goodwill; (iii) comply in all material respects with all laws, ordinances, rules, regulations and orders applicable to the Business or the Assets; (iv) not cause nor permit to occur any of the events or occurrences described in
          Section 6.5(f); (v) continue to maintain and service the physical assets used in the conduct of the Business in the same manner as has been its consistent past practice; and (vi) not take any action or omit to take any action which act or omission would result in the inaccuracy of any of its representations and warranties set forth herein if such representations or warranties were to be made immediately after the occurrence of such act or omission. Without limiting the foregoing, until the Closing Date or termination of this Agreement, Seller will not (a) change the compensation of any of its officers or, except in the ordinary course of business, its employees or consultants, or enter into any employment, severance or other agreement with any of its officers, employees or consultants; (b) enter into or engage in negotiations with, or solicit offers from, any other party, directly or indirectly, relating to a possible acquisition of Seller or the Business, whether by way of merger, reorganization, purchase of shares of capital stock, purchase of assets, management agreement, license or distribution agreement with respect to any of Seller's products or otherwise (each, an "Acquisition Transaction").

          Section 8.2. Access to Information; Confidentiality . Between the date of this Agreement and the Closing Date, except as relates to any Acquisition Transaction(s), Seller will: (i) permit Purchaser's respective authorized representatives and financing parties reasonable access during normal business hours to all of the books, records, tax returns, reports and other tax related materials, offices and other facilities and properties of Seller and the Business; (ii) permit Purchaser to make such inspections thereof as Purchaser may reasonably request; (iii) furnish the Purchaser with such financial and operating data and other information of Seller with respect to the Business as Purchaser may from time to time reasonably request; (iv) cause its management to provide necessary cooperation and assistance in connection with the audit of Seller's 1998 financial statements, including obtaining access to the work papers of Seller's independent accountants; and (v) permit Purchaser and its representatives to inspect all of Seller's source and object code and other Intellectual Property; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Business. Each of Voxware, Purchaser and Seller will hold, and shall cause their counsel, independent certified public accountants, appraisers and investment bankers to hold in confidence any confidential data or information made available to it by the other in connection with this Agreement using the same standard of care to protect such confidential data or information as is used to protect its own confidential information. If the transactions contemplated by this Agreement are not consummated, each of Purchaser and Seller agrees that it shall return or cause to be returned to the other all written materials and all copies thereof that were supplied to it by the other and that contain any such confidential data or information.

          Section 8.3. Filings and Authorizations . Each of Seller and Purchaser, as promptly as practicable, (i) will make, or cause to be made, all filings and submissions required under laws, rules and regulations applicable to it, or to its subsidiaries and affiliates, as may be required for it to consummate the transactions contemplated hereby; (ii) will use their respective reasonable efforts to obtain, or cause to be obtained, all Permits, if any, from all Persons and governmental or public authorities or bodies necessary to be obtained by each of them, or any of their respective subsidiaries or Affiliates, in order for each of them, respectively, so to consummate such transactions; and (iii) will use their respective best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for each of them to fulfill their respective obligations hereunder. In particular, Seller shall seek and use its reasonable best efforts to obtain all consents necessary to any assignment to Purchaser of the Assumed Contracts and the Intellectual Property. It is understood that it shall be Purchaser's responsibility to file any assignments, consents or other

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                                                                            Page

           documents of transfer relating to the Intellectual Property. Seller and Purchaser will coordinate and cooperate with one another in exchanging information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing. Purchaser shall use its reasonable efforts to assist Seller in obtaining all consents required under the Assumed Contracts and the Intellectual Property as a result of this Agreement and the transactions contemplated hereby.

           Section 8.4. Public Announcements . Unless and to the extent required by law, each party hereto will agree in advance prior to the issuance by either of any press release or the making of any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the agreement of the other party. In the event that either party is required to issue a press release or make a public statement by law, it will notify the other party of the contents thereof in advance of the issuance or making thereof.

           Section 8.5. Hiring of Employees . Purchaser shall be permitted to interview all employees of Seller engaged in the Business and discuss with, and offer employment to, any of such employees. It is understood and agreed, however, that Purchaser shall not be obligated to offer employment to any of Seller's employees.

           Section 8.6. Schedules . From time to time prior to the Closing, Seller will in a timely manner supplement or amend its disclosure schedules and the exhibits hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules and Exhibits hereto. No supplement or amendment of a Schedule or Exhibit made pursuant to this Section, which is not accepted by Purchaser pursuant to Section 3.11, shall be deemed to cure any breach of, affect or otherwise diminish any representation or warranty made in this Agreement unless Purchaser specifically agrees thereto in writing.

           Section 8.7. Financial Statements (a). As soon as available and in any event within 30 days after the end of each fiscal month of Seller prior to the Closing Date, Seller shall deliver to Purchaser such of its balance sheets and statements of operations as are prepared by it in the ordinary course of business (all such financial statements shall be covered by and conform to the representations and warranties set forth in Section 6.5 hereof and shall be included in the term "Seller Financial Statements" for purposes of this Agreement).

     (b) Seller, at Purchaser's expense, shall provide Purchaser, as soon as practicable and in any event no later than 30 days after Purchaser's written request therefor, with such financial statements relating to the Business as may be required by the securities laws in connection with the preparation and filing of any registration statement or periodic report by Purchaser pursuant to the Securities Act or the Exchange Act, including with limitation unqualified opinions thereon of independent public accountants and consents thereof as required by the Securities Act or the Exchange Act or the rules and regulations thereunder.

           Section 8.8. Non-Solicitation by Voxware and Purchaser . In the event that the Closing does not occur, prior to January 5, 2000, neither Voxware nor Purchaser shall solicit business from Seller's current customers in competition with Seller or, directly or indirectly, solicit or offer employment to any person who is an employee of Seller or who has terminated such employment without the consent of Seller within 180 days of such solicitation or offer.

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                     IX. CERTAIN ACTIONS AFTER THE CLOSING

          Section 9.1. Employee Benefits . Subject to any binding agreements between Seller and any of its employee(s), Seller shall pay directly to each employee of the Business that portion of all benefits (including the arrangements, plans and programs set forth in Schedule 6.13) which has been accrued on behalf of that employee (or is attributable to expenses properly incurred by that employee) as of the Closing Date, and Purchaser shall assume no liability therefor, unless specifically set forth on Schedule 2.3(b). No portion of the assets of any plan, fund, program or arrangement, written or unwritten, heretofore sponsored or maintained by Seller (and no amount attributable to any such plan, fund, program or arrangement) shall be transferred to Purchaser, and Purchaser shall not be required to continue any such plan, fund, program or arrangement after the Closing Date. The amounts payable on account of all benefit arrangements shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and Purchaser shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs prior to the Closing Date. All amounts payable directly to employees, or to any fund, program, arrangement or plan maintained by Seller therefor, shall be paid by Seller as soon as practicable after the Closing Date to the extent that such payment is not inconsistent with the terms of such fund, program, arrangement or plan. All employees of Seller who are employed by Purchaser on or after the Closing Date shall be new employees of Purchaser and any prior employment by Seller of such employees shall not affect entitlement to, or the amount of, salary or other cash compensation, current or deferred, which Purchaser may make available to its employees.

          Section 9.2. Non-Solicitation by Seller . As of the Closing Date, Purchaser shall offer employment to, and Seller shall use its best efforts to assist Purchaser in employing as new employees of Purchaser, all persons presently engaged in the Business who are identified by Purchaser prior to the Closing Date and hired by Purchaser immediately following the Closing (the "Retained Employees"). Seller shall terminate effective as of the Closing Date all employment agreements it has with any of the Retained Employees. Until the first anniversary of the Closing Date, Seller will not directly or indirectly solicit or offer employment to any Retained Employee who terminates employment with Purchaser without the consent of Purchaser within 180 days of such solicitation or offer.

          Section 9.3. Maintenance of Books and Records . Except as otherwise required by law, each of Seller and Purchaser shall preserve until the fifth anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the assets, liabilities or business of the Business prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the assets, liabilities or business of the Business prior to the Closing Date, and the other party and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further, provided, that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its Affiliates or its officers, directors or representatives.

          Section 9.4. Use of Name . From and after the Closing Date, Seller will sign such consents and take such other action as Purchaser shall reasonably request in order to permit Purchaser to use the name "Verbex Voice Systems, Inc." and variants thereof. From and after the Closing Date, Seller will not use the name "Verbex Voice Systems, Inc." or any names similar thereto or variants thereof.

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           Section 9.5. Non-Competition . Except as set forth on Schedule 9.5,
           Seller agrees that neither it nor any of its officers, directors or subsidiaries will, for a period of one year from the Closing Date, directly or indirectly (i) own, operate or perform services (as advisor, employee or otherwise) for any person, firm, corporation, business or other organization or enterprise engaged in a business that is competitive in any material way with the Business, or (ii) interfere with, disrupt or attempt to disrupt the relationship between the Purchaser and any of its lessors, lessees, licensors, licensees, customers or suppliers.

           Section 9.6. Payment of Liabilities; Accounts Receivable and Inventory (a). Following the Closing Date, each of Purchaser and Seller agrees to discharge, extinguish or cancel in accordance with their terms the Assumed Liabilities and the Excluded Liabilities, respectively.

     (b) Purchaser shall credit any payments from customers, which are received by Purchaser during the Initial Escrow Period, against those outstanding accounts receivable (which are not disputed or contested) for such customers which have been outstanding for the longest period of time. In addition, Purchaser shall, during the Initial Escrow Period, spend an aggregate of $500,000 for purposes of selling and marketing efforts.

           Section 9.7. Tax Returns Through Closing . Seller shall prepare and file on a timely basis all reports and returns of Taxes relating to the Assets or the Business with respect to all periods through and including the Closing Date and shall pay or cause to be paid when due all Taxes relating to the Assets or the Business for such periods, including any interest, additions to tax or penalties thereon together with interest on such additions to tax or penalties. Upon request, Seller shall deliver to Purchaser copies of all historical records relating to such Taxes. Seller shall be entitled to receive any tax refund to which the Seller may be entitled in respect of any period prior to, through and including the Closing Date.

           Section 9.8. Purchaser to Act as Agent for Seller . This Agreement shall not constitute an agreement to assign any contract right included among the Assets if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way adversely affect the rights of Seller thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would adversely affect Seller's rights thereunder so that Purchaser would not in fact receive all such rights, then Purchaser shall act as the agent for Seller in order to obtain for Purchaser the benefits thereunder. Nothing herein shall be deemed to make Purchaser Seller's agent in respect of the Excluded Assets.

           Section 9.9. Delivery of Property Received by Seller or Purchaser After Closing. From and after the Closing, Purchaser shall have the right and authority to collect, for the account of Purchaser, all assets which shall be transferred or are intended to be transferred to Purchaser as part of the Assets as provided in this Agreement, and to endorse without recourse with the name of Seller any checks or drafts received on account of any such assets. Seller agrees that it will transfer or deliver to Purchaser, promptly after the receipt thereof, any cash or other property which Seller receives after the Closing Date in respect of any assets transferred or intended to be transferred to Purchaser as part of the Assets under this Agreement. Purchaser agrees that it will transfer or deliver to Seller, promptly after receipt thereof, any cash or other property which Purchaser receives after the Closing Date in respect of any assets not transferred or intended to be transferred to Purchaser as part of the Assets under this Agreement.

           Section 9.10. Purchaser Appointed Attorney for Seller . Seller, effective at the Closing Date, hereby constitutes and appoints Purchaser, its successors and assigns, the true and lawful attorney of Seller, in the name of either Purchaser or Seller (as Purchaser shall determine in its sole discretion) but for the benefit of
           Purchaser: (i) to institute and prosecute all proceedings which Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets as provided for in this Agreement; (ii) to defend or compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as Purchaser shall deem advisable; and (iii) to take all action which Purchaser, its successors or assigns may reasonably deem proper in order to provide for Purchaser, its successors or assigns, the benefits under any of the Assets where any required consent of

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                                                                            Page

           another party to the sale or assignment thereof to Purchaser pursuant to this Agreement shall not have been obtained. Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. Purchaser shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof. Purchaser agrees to act in good faith in seeking to collect, assert or enforce any claim against any third party in accordance with this
           Section 9.10.

           Section 9.11. Subrogation of Purchaser . In the event Purchaser shall become liable for or suffer any damage with respect to any matter which was covered by insurance maintained by Seller on or prior to the Closing Date, Seller agrees that Purchaser shall be and hereby is, to the extent permitted under such policies and to the extent consistent with Article V hereof, subrogated to any rights of Seller under such insurance coverage, and, in addition, Seller agrees to promptly remit to Purchaser any insurance proceeds which they may receive on account of any such liability or damage.

           Section 9.12. Further Assurances . Seller from time to time after the Closing, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets, or to better enable Purchaser to complete, perform or discharge any of the Assumed Liabilities. Each of the parties hereto will cooperate with the other and execute and deliver to the other such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

                                X. TERMINATION

           Section 10.1 Termination Events . Subject to the provisions of
           Section 10.2, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated and abandoned:

     (a) By any of Seller, Voxware or Purchaser if a material default or breach shall be made by the other party with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the due compliance with any of the representations and warranties contained in Article VI or VII, as the case may be, and such default cannot be cured and has not been waived;

     (b)   By written mutual consent of Seller and Purchaser;

     (c) By either Seller or Purchaser if the Closing shall not have occurred, other than through failure of such party to fulfill its obligations hereunder, on or before March 2, 1999 or such later date as may be agreed upon by the parties;

     (d) By Purchaser if Seller amends or supplements any Schedule hereto in accordance with Section 8.6 hereof and such amendment or supplement constitutes a Material Adverse Change in the Business after the date hereof; or

     (e) By Purchaser, if the conditions set forth in Article III hereof shall not have been met (or shall not, in the reasonable judgment of Purchaser, be capable of being met), and Seller, if the conditions set forth in Article IV hereof shall not have been met, in each case by the day prior to the Closing

           Section 10.2. Effect of Termination . In the event this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties hereunder shall terminate, no party shall have any right against the other party hereto, except as set forth in Sections 3.8,
           8.7 and 8.8 and this Section 10.2, and each party

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                                                                            Page

          shall bear its own costs and expenses, except that if this Agreement is so terminated by one party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, it is expressly agreed and understood that the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall survive such termination unimpaired.

                               XI. MISCELLANEOUS

          Section 11.1. Expenses . Except as provided in Sections 3.8 and 10.2, each party to this Agreement shall pay its own Transaction Costs relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement.

          Section 11.2. Risk of Loss . The risk of loss or damage to any of the Assets, transfer of which is contemplated hereby, shall remain with Seller until the Closing, and the Seller shall maintain its insurance policies covering the Assets and the Business through the Closing. With respect to the Assets, if prior to the Closing, all or any part of the Assets are destroyed or damaged by fire or the elements or by any other cause, Seller shall within ten (10) days provide written notice thereof to Purchaser and shall also provide Purchaser, together with such notice, copies of all insurance then in force relating to such Assets, whereupon Purchaser may, by written notice to Seller within twenty (20) days after receipt of notice of the occurrence, elect in writing not to purchase such Assets if such damage exceeds $50,000 and Seller does not agree to repair, restore and replace such Assets to Purchaser's reasonable satisfaction and in compliance with all state licensing requirements and Laws within 60 days of the notice of the casualty delivered to Purchaser. Purchaser's election to so terminate may be exercised, however, if after Seller agrees to so repair, restore and replace, Seller fails to effect such repair, restoration and replacement within such 60 day period. Upon such election, this Agreement shall wholly cease and terminate. If all or any part of the Assets are so destroyed and Seller has not made the required repairs or restoration but this Agreement is not so terminated by Purchaser, this Agreement shall not be affected, but Seller, at the Closing, shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to the policies of insurance insuring against the loss and Seller's interest in sums payable thereunder and Seller shall pay to Purchaser the amount of any deductibles under such insurance policies and any payments theretofore made on account of the destruction or damage.

          Section 11.3. Amendment . This Agreement shall not be amended or modified except by a writing duly executed by all the parties hereto.

          Section 11.4. Entire Agreement . This Agreement, including the Exhibits and Schedules hereto, the Escrow Agreement and the other instruments, agreements and documents delivered pursuant to this Agreement contain all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

          Section 11.5. Headings . The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

          Section 11.6. Notices . All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered to the persons identified below, (b) seven calendar days after mailing if mailed, with proper postage, by certified or registered first-class mail, postage prepaid, return receipt requested, addressed as follows:

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                                                                            Page


         If to Seller:           c/o Mr. Larry Dooling
                                 48 Mile Drive
                                 Chester, New Jersey  07930
                                 Telecopy: ____________
                                 Attention:  Mr. Larry Dooling

         With a copy to:         Connelly & Manfredi, L.L.C.
                                 336 Main Street
                                 P.O. Box 25
                                 Bedminster, New Jersey  07921
                                 Telecopy:  908-781-6117
                                 Attention:  William R. Connelly, Esq.

         If to Voxware           Voxware, Inc.
         or Purchaser:           Verbex Acquisition Corporation

                                 305 College Road East
                                 Princeton, New Jersey 08540
                                 Telecopy: (609) 514-4102
                                 Attention:  Ms. Bathsheba Malsheen

         With a copy to:         Fulbright & Jaworski L.L.P.
                                 666 Fifth Avenue
                                 New York, New York  10103
                                 Telecopy: (212) 752-5958
                                 Attention: Lawrence A. Spector, Esq.

     (c) on the date of receipt if sent by telecopy, and confirmed in writing in the manner set forth in (b) on or before the next day after the sending of the telecopy or (d) one business day after delivery to a nationally recognized overnight courier service marked for overnight delivery. Such addresses and numbers may be changed, from time to time, by means of a notice given in the manner provided in this Section 11.6.

          Section 11.7. Severability . If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          Section 11.8. Waiver . Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

          Section 11.9. Governing Law . This Agreement shall be governed by and construed in accordance with the law of the State of New Jersey, without regard to the conflicts of laws principles thereof.

          Section 11.10. Remedies . Any remedy chosen by the parties hereto shall be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

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                                                                            Page


           Section 11.11. Third Parties . Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

           Section 11.12. Counterparts . This Agreement may be signed in two or more counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

                                                                            Page

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.

                                                  VOXWARE, INC.

                                                  By:
                                                     ------------------------
                                                  Name:  Bathsheba Malsheen
                                                  Title: President

Subscribed and sworn to before me
this _____ day of February, 1999:



--------------------------------
         Notary Public

                                                  VERBEX ACQUISITION CORPORATION

                                                  By:
                                                     ---------------------------
                                                     Name:  Bathsheba Malsheen
                                                     Title: President

Subscribed and sworn to before me
this _____ day of February, 1999:


--------------------------------
         Notary Public

                                                  VERBEX VOICE SYSTEMS, INC.

                                                  By:
                                                     ---------------------------
                                                     Name:  Larry Dooling
                                                     Title: President

Subscribed and sworn to before me
this _____ day of February, 1999:


--------------------------------
         Notary Public

                                                                            Page

                                                                     EXHIBIT 3.4

                    [Form of Opinion of Counsel to Seller]



     1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority and all licenses necessary to conduct the Business and to own, lease and operate the properties and assets used in connection therewith and to enter into and perform the Acquisition Agreement and the transactions contemplated thereby. Seller is in good standing as a foreign corporation and licensed or qualified to transact business in each of Massachusetts, New Jersey and Utah.

     2.

     3. Seller has all requisite corporate power and authority to execute and deliver the Acquisition Agreement and the Escrow Agreement and to perform fully its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by Seller of the Acquisition Agreement, the Escrow Agreement and the other documents contemplated thereby, the performance by Seller of its obligations thereunder, and the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Seller and its stockholders. The Acquisition Agreement and the Escrow Agreement have been duly executed and delivered by Seller, and the Acquisition Agreement is, and each of the Escrow Agreement and the other agreements contemplated thereby to which Seller will be a party will be, upon execution and delivery thereof by Seller, a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms (except as the enforce ability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforce ability is considered in equity or at law).

     4.

     5. Seller has complete and unrestricted power and the unqualified right to sell, convey, assign, transfer and deliver the Assets to Purchaser (subject to any consents or waivers of third parties required in connection with such sale, conveyance, assignment, transfer and delivery of the Assets or any part thereof, all of which consent(s) or waiver(s) have been duly obtained by Seller and are set forth on
          Schedule 6.3 to the Acquisition Agreement), and the instruments of transfer, conveyance and assignment to be executed and delivered by Seller to Purchaser at the Closing will be valid and binding obligations of Seller, enforceable in accordance with their respective terms, sufficient for purposes of recondition and filing where permitted by law, sufficient to transfer, convey and assign to Purchaser all right, title and interest of Seller in and to the Assets and to vest in Purchaser the full right, power and authority to conduct the Business as conducted by Seller.

     6.

     7. Except as set forth on Schedule 6.3 to the Acquisition Agreement, neither the execution and delivery of the Acquisition Agreement, the Escrow Agreement or any of the other documents contemplated thereby by Seller nor the consummation of the transactions contemplated thereby will (a) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (i) the certificate of incorporation or by laws of Seller or (ii) any law, statute, regulation, order, judgment or decree or, to our knowledge, any instrument, contract or other agreement] to which Seller is a party or by which Seller (or any of the properties or assets of Seller) is subject or bound; (b) to our knowledge, result in the

                                                                            Page

          creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the Assets or the Business; or (c) require Seller or, to our knowledge, Purchaser to obtain any Permit or waiver from, to give any notification to, or to make any filing with, any governmental body or authority or to obtain the approval or consent of any other Person.

     8.

     9. Except as set forth on Schedule 6.9 to the Acquisition Agreement, (i) neither Seller, any Affiliate of Seller, nor any director, officer, employee or agent of Seller (in their capacity as such), is a party to any pending or, to our knowledge, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, before or by any court or governmental board, commission, agency, department or office, or private arbitration tribunal, nor do we know, after due inquiry, of any basis therefor, which, if successful, could adversely affect the right of Purchaser after the Closing Date to own the Assets or to conduct the Business, and (ii) to our knowledge, Seller is not a party or subject to any order, ruling, judgment, decree or stipulation which affects the Business, or which would prevent the transactions contemplated by the Acquisition Agreement. To our knowledge after due inquiry, no facts exist, and no investigation has been instituted by any governmental agency, which might result in any such action or proceeding.

     10.

     11. To our knowledge, Seller has no Permits in connection with the ownership of the Assets or operation of the Business, and no Permits are necessary to own the Assets and operate the Business.

                                                                            Page

                                                                    EXHIBIT 3.12

                               ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of February __, 1999 among Verbex Acquisition Corporation, a Delaware corporation ("Purchaser"), Verbex Voice Systems, Inc., a Delaware corporation ("Seller"), and ____________________, a _________________,
as escrow agent (the "Escrow Agent").

     WHEREAS, concurrently with the execution and delivery of this Agreement and pursuant to an Acquisition Agreement dated as of February __, 1999 (the "Acquisition Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Acquisition Agreement) by and among Voxware, Inc., Purchaser and Seller relating to Purchaser's acquisition of the Assets and the Assumed Liabilities of Seller; and

     WHEREAS, the Acquisition Agreement requires as a condition to the sale of the Assets that Purchaser, Seller and the Escrow Agent enter into this Agreement and that Purchaser deposit a portion of the Purchase Price with the Escrow Agent in order to provide a fund for any subsequent adjustments of the Purchase Price which may result in a return of a portion of such Purchase Price to the Purchaser and for indemnity payments that Seller becomes obligated to make to Purchaser or its officers, directors, employees, agents or Affiliates (together, the "Indemnified Parties").

     NOW, THEREFORE, Purchaser, Seller and the Escrow Agent hereby agree as follows:

     1. Appointment of the Escrow Agent; Deposit of Escrow Amount. Seller and Purchaser hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, the escrow agent under and pursuant to this Agreement. The Escrow Agent acknowledges receipt of an executed copy of the Acquisition Agreement and of the amount of Four Hundred Thousand dollars ($400,000) (the "Escrow Amount") from Purchaser as provided in
Section 2.7 of the Acquisition Agreement.

     2. The Escrow Fund. The Escrow Amount and all earnings thereon (the Escrow Amount and all such earnings being referred to herein together as the "Escrow Fund") shall be held by the Escrow Agent as a trust fund in a separate account maintained for the purpose, on the terms and subject to the conditions of this Agreement. The Escrow Fund shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in this Agreement. Amounts held in the Escrow Fund shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of either Purchaser or Seller owing to the Escrow Agent in any capacity.

     3. Investment of the Escrow Fund; Taxes.

     (a) The Escrow Agent shall invest and reinvest all cash funds held from time to time as part of the Escrow Fund, in an interest-bearing account or such other investments as Purchaser and Seller shall approve in writing.

     (b) All taxes in respect of earnings on the Escrow Fund shall be the obligation of the party to whom the Escrow Fund or any portion thereof shall be paid.

     4. Claims Against the Escrow Fund.

     (a) Concurrently with the delivery of a notice of claim to Seller pursuant to Section 5.6 of the Acquisition Agreement, Purchaser will deliver to the Escrow Agent a certificate in substantially the form of Annex I attached hereto (a "Certificate of Instruction"). No Certificate of Instruction may be delivered by Purchaser after the

                                                                            Page

close of business on the business day immediately preceding the Termination Date. The Escrow Agent shall give written notice to Seller of its receipt of a Certificate of Instruction not later than the second business day next following receipt thereof, together with a copy of such Certificate of Instruction.

     (b) If the Escrow Agent (i) shall not, within five (5) calendar days following its receipt of a Certificate of Instruction (the "Objection Period"), have received from Seller a certificate in substantially the form of Annex II attached hereto (an "Objection Certificate") disputing Seller's obligation to pay the Owed Amount referred to in such Certificate of Instruction, or (ii) shall have received such an Objection Certificate within the Objection Period and shall thereafter have received either (x) a certificate from Purchaser and Seller substantially in the form of Annex III attached hereto (a "Resolution Certificate") stating that Purchaser and Seller have agreed that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to one or more of the Indemnified Parties or (y) a copy of final order of a Board of Arbitration (accompanied by a certificate of Purchaser substantially in the form of Annex IV attached hereto (an "Arbitration Certificate")) stating that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to one or more of the Indemnified Parties by Seller, then the Escrow Agent shall, on the second business day next following (x) the expiration of the Objection Period or (y) the Escrow Agent's receipt of a Resolution Certificate or an Arbitration Certificate, as the case may be, pay over to Purchaser from the Escrow Fund, by wire transfer of immediately available funds to a bank account of Purchaser's designation, the amount set forth in said Certificate of Instruction or, if such Resolution Certificate or Arbitration Certificate specifies that a lesser amount than such Owed Amount is payable, such lesser amount (or the entire Escrow Amount if it is less than the foregoing amounts).

     (c) The Escrow Agent shall give written notice to Purchaser of its receipt of an Objection Certificate not later than the second business day next following receipt thereof, together with a copy of such Objection Certificate. The Escrow Agent shall give written notice to Seller of its receipt of an Arbitration Certificate not later than the second business day next following receipt thereof, together with a copy of such Arbitration Certificate.

     (d) Upon the payment by the Escrow Agent of the Owed Amount referred to in a Certificate of Instruction, such Certificate of Instruction shall be deemed canceled. Upon the receipt by the Escrow Agent of a Resolution Certificate or an Arbitration Certificate and the payment by the Escrow Agent of the Owed Amount referred to therein, the related Certificate of Instruction shall be deemed canceled.

     (e) Upon Purchaser's determination that it has no claim or has released its claim with respect to an Owed Amount referred to in a Certificate of Instruction (or a specified portion thereof), Purchaser will promptly deliver to the Escrow Agent a certificate substantially in the form of Annex V attached hereto (a "Purchaser Cancellation Certificate") canceling such Certificate of Instruction (or such specified portion thereof, as the case may be), and such Certificate of Instruction (or portion thereof) shall thereupon be deemed canceled. The Escrow Agent shall give written notice to Seller of its receipt of a Purchaser Cancellation Certificate not later than the second business day next following receipt thereof, together with a copy of such Purchaser Cancellation Certificate.

     (f) Upon receipt of a final order of a Board of Arbitration stating that none of the Owed Amount referred to in a Certificate of Instruction as to which Seller delivered an Objection Certificate within the Objection Period is payable to any Indemnified Party by Seller, Seller may deliver a copy of such order (accompanied by a certificate of Seller substantially in the form of Annex VI attached hereto (a "Seller Cancellation Certificate")) canceling such Certificate of Instruction, and such Certificate of Instruction shall thereupon be deemed canceled. The Escrow Agent shall give written notice to Purchaser of its receipt of a Seller Cancellation Certificate not later than the second business day next following receipt thereof, together with a copy of such Seller Cancellation Certificate.

                                                                            Page


     5. Release of Escrow Fund. Following the Determination Date and the date six months thereafter, as the case may be, in accordance with and pursuant to
Section 2.6(b) of the Acquisition Agreement, Seller and Purchaser shall deliver to the Escrow Agent a joint notice with respect to the disbursement of the Escrow Fund and the retention of the Retained Escrow Fund, if any. Within one day of the Escrow agent's receipt of any such joint notice, the Escrow Agent shall disburse the Escrow Fund in accordance with such joint notice, by wire transfer of immediately available funds to the bank account(s) designated therein, less the sum of any amounts designated in Certificates of Instruction received by the Escrow Agent that have not been canceled in accordance with paragraph (d), (e) or (f) of Section 4. This escrow shall terminate on the date that the Escrow Agent receives a joint notice to disburse the entire balance of the Escrow Fund (the "Termination Date"). The Escrow Agent shall not accept any Certificates of Instruction after the Termination Date. At such time on or following the Termination Date as all Certificates of Instruction received by the Escrow Agent prior to the Termination Date have been canceled in accordance with paragraph (d), (e) or (f) of Section 4, the Escrow Agent shall promptly pay over to Seller the balance in the Escrow Fund, by wire transfer of immediately available funds to a bank account of Seller's designation, and this Agreement (other than Sections 6, 7 and 8) shall automatically terminate.

     6. Duties and Obligations of the Escrow Agent. The duties and obligations of the Escrow Agent shall be limited to and determined solely by the provisions of this Agreement and the certificates delivered in accordance herewith, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document. In furtherance and not in limitation of the foregoing:

          (i) the Escrow Agent shall not be liable for any loss of interest sustained as a result of investments made hereunder in accordance with the terms hereof, including any liquidation of any investment of the Escrow Fund prior to its maturity effected in order to make a payment required by the terms of this Agreement;

          (ii) the Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered;

          (iii) the Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection herewith; provided, however, that notwithstanding any other provision in this Agreement, the Escrow Agent shall be liable for its willful misconduct or gross negligence or breach of this Agreement;

          (iv) the Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

          (v) in the event that the Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties hereunder as to which there is no such uncertainty, shall be to keep safely all property held in the Escrow Fund until it shall be directed otherwise in writing by each of the parties hereto or by a final, nonappealable order of a court of competent jurisdiction; provided, however, in the event that the Escrow Agent has not received such written direction or court order within one hundred eighty (180) calendar days after requesting the same, it shall have the right to interplead Purchaser and Seller in any court of competent jurisdiction and request that such court determine its rights and duties hereunder; and

                                                                            Page


          (vi) the Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care, nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of New Jersey and the Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto.

     7. Cooperation. Purchaser and Seller shall provide to the Escrow Agent all instruments and documents within their respective powers to provide that are necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

     8. Fees and Expenses; Indemnity. Seller shall pay the fees of the Escrow Agent for its services hereunder as and when billed by the Escrow Agent, and Seller shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, damages, cost or expense, including but not limited to reasonable attorneys' fees, reasonably incurred by the Escrow Agent in connection with the Escrow Agent's performance of its duties and obligations under this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability relating to this Agreement; provided that notwithstanding the foregoing, Seller shall not be required to indemnify the Escrow Agent for any such loss, liability, cost or expense arising as a result of the Escrow Agent's willful misconduct or gross negligence or breach of this Agreement.

     9. Resignation and Removal of the Escrow Agent.

     (a) The Escrow Agent may resign as such thirty (30) calendar days following the giving of prior written notice thereof to Seller and Purchaser. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by Seller and Purchaser and delivered to the Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in paragraph (c) below. In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the property comprising the Escrow Fund to such successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Fund as such successor may reasonably request.

     (b) If a successor escrow agent shall not have acknowledged its appointment as such as provided in paragraph (c) below, in the case of a resignation, prior to the expiration of thirty (30) calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent's removal, as the case may be, because Seller and Purchaser are unable to agree on a successor escrow agent, or for any other reason, the Escrow Agent may select a successor escrow agent and any such resulting appointment shall be binding upon all of the parties to this Agreement, provided that any such successor selected by the Escrow Agent shall be a Permitted Bank referred to in subclause (A) of clause (iii) of paragraph (a) of Section 3.

     (c) Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section 9 of its agreement to serve as escrow agent hereunder and the receipt of the property then comprising the Escrow Fund, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to the proviso contained in clause (iii) of Section 6, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

     10. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                                                                            Page

         If to Purchaser, to:

         Verbex Acquisition Corporation
         305 College Road East
         Princeton, New Jersey 08540
         Facsimile No.: (609) 514-4102
         Attn:  Doron Gorshein, Esq.

         with a copy to:

         Fulbright & Jaworski L.L.P.
         666 Fifth Avenue
         New York, New York 10103
         Facsimile No.:  (212) 752-5958
         Attn: Lawrence Spector, Esq.

         If to Seller, to:

         c/o Mr. Larry Dooling
         48 Mile Drive
         Chester, New Jersey  07930
         Telecopy: ____________
         Attention:  Mr. Larry Dooling

         With a copy to:
         Connelly & Manfredi, L.L.C.
         336 Main Street
         P.O. Box 25
         Bedminster, New Jersey  07921
         Telecopy:  908-781-6117
         Attention:  William R. Connelly, Esq.

         If to the Escrow Agent, to:

         [Name]
         [Address]
         Facsimile No.:
         Attn:

         with a copy to:

         [Name]
         [Address]
         Facsimile No.:
         Attn:

All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given
(a) on the date of delivery, if delivered to the persons identified above, (b) seven calendar days after mailing if mailed, with proper postage, by certified or registered first-class mail, postage prepaid, return receipt requested, addressed as indicated above, (c) on the date of receipt if sent by telecopy, and confirmed in writing in the manner set forth in (b) on or before the next day after the sending of the telecopy or

                                                                            Page


(d) one business day after delivery to a nationally recognized overnight courier service marked for overnight delivery. Such addresses and numbers may be changed, from time to time, by means of a notice given in the manner provided in this Section.

     11. Amendments, etc. This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of Purchaser and Seller and, with respect to any amendment that would adversely affect the Escrow Agent, the Escrow Agent. No waiver by any party of any term or condition contained of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

     13. Business Day. For all purposes of this Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any day on which banks located in the State of New Jersey are authorized or obligated to close.

     14. Miscellaneous. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                                  VERBEX ACQUISITION CORPORATION

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                  VERBEX VOICE SYSTEMS, INC.

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                  [ESCROW AGENT]

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                                            Page


                                                                         ANNEX I

                          CERTIFICATE OF INSTRUCTION

                                      to

                        ------------------------------,

                                as Escrow Agent

     The undersigned, Verbex Acquisition Corporation, a Delaware corporation ("Purchaser"), pursuant to Section 4(a) of the Escrow Agreement dated as of _____________, 1999 among Purchaser, Verbex Voice Systems, Inc., a Delaware corporation ("Seller"), and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

          (a) certifies that (i) Purchaser has sent to Seller a notice of claim pursuant to Article II or Article V of the Acquisition Agreement), a copy of which is attached hereto, and (ii) the amount of $___________ (the "Owed Amount") is payable to Purchaser by Seller pursuant to Article II or
     Article V of the Acquisition Agreement by reason of the matter described in such notice of claim; and

          (b) instructs you to pay to Purchaser or another Indemnified Party from the Escrow Fund the Owed Amount, by wire transfer of immediately available funds to Purchaser's account at _________________, __________________, _________, _________ (Account No.:_________), (i)
     unless you receive an Objection Certificate from Seller prior to the expiration of the Objection Period, within two business days following the expiration of the Objection Period, or (ii) if you receive an Objection Certificate within the Objection Period, within two business days following your receipt of a Resolution Certificate or a Litigation Certificate.

                                                  PURCHASER

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

Dated:________, ____

                                                                            Page


                                                                        ANNEX II

                             OBJECTION CERTIFICATE

                                      to

                        ------------------------------,

                                as Escrow Agent

     The undersigned, Verbex Voice Systems, Inc., a Delaware corporation ("Seller"), pursuant to Section 4(b) of the Escrow Agreement dated as of __________, 1999 among Verbex Acquisition Corporation, a Delaware corporation ("Purchaser"), Seller and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

          (a) disputes that the Owed Amount referred to in the Certificate of Instruction dated _________, ____ is payable to Purchaser by the undersigned pursuant to Article II or Article V of the Acquisition;

          (b) certifies that the undersigned has sent to Purchaser a written statement dated ___________, ____ of the undersigned, a copy of which is attached hereto, disputing its liability to Purchaser for the Owed Amount; and

          (c) objects to your making payment to Purchaser as provided in such Certificate of Instruction.

                                                  VERBEX VOICE SYSTEMS, INC.

                                                  By:
                                                     ---------------------------

                                                     Name:
                                                     Title:

Dated: _________, ____

                                                                            Page

                                                                       ANNEX III

                            RESOLUTION CERTIFICATE

                                      to

                     ------------------------------------,

                                as Escrow Agent

The undersigned, Verbex Acquisition Corporation, a Delaware corporation ("Purchaser"), and Verbex Voice Systems, Inc., a Delaware corporation ("Seller"), pursuant to Section 4(b) of the Escrow Agreement dated as of ____________, 1999 among Purchaser, Seller and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

(a) certify that (i) Purchaser and Seller have resolved their dispute as to the matter described in the Certificate of Instruction dated __________, ____ and the related Objection Certificate dated ___________, ____ and (ii) the final Owed Amount with respect to the matter described in such Certificates is $______________;

(b) instruct you to pay to Purchaser from the Escrow Fund the Owed Amount referred to in clause (ii) of paragraph (a) above, by wire transfer of immediately available funds to Purchaser's account at ____________________, _________________, ________, ________ (Account No.: ___________), within two business days of your receipt of this Certificate; and

(c) agree that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to the Indemnified Parties and such Certificate of Instruction is hereby canceled.

VERBEX ACQUISITION CORPORATION

By:
   --------------------------------
   Name:
   Title:

VERBEX VOICE SYSTEMS, INC.

By:
   --------------------------------
   Name:
   Title:

Dated:___________, ____

                                                                            Page


                                                                        ANNEX IV

                            ARBITRATION CERTIFICATE

                                      to

                        -----------------------------,

                                as Escrow Agent

     The undersigned, Verbex Acquisition Corporation, a Delaware corporation ("Purchaser"), pursuant to Section 4(b) of the Escrow Agreement dated as of ____________, 1999 among Purchaser, Verbex Voice Systems, Inc., a Delaware corporation ("Seller"), and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

          (a) certifies that (i) attached hereto is a final order of a Board of Arbitration in accordance with Section [____] of the Acquisition Agreement resolving the dispute between Purchaser and Seller as to the matter described in the Certificate of Instruction dated ____________, ____ and the related Objection Certificate dated ____________, ____ and (ii) the final Owed Amount with respect to the matter described in such Certificates, as provided in such order, is $______________;

          (b) instructs you to pay to Purchaser from the Escrow Fund the Owed Amount referred to in clause (ii) of paragraph (a) above, by wire transfer of immediately available funds to Purchaser's account at _____________________, ________________, _______, _______ (Account No.:
     ____________), within two business days of your receipt of this Certificate; and

          (c) agrees that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to the Indemnified Parties and such Certificate of Instruction is hereby canceled.

                                                  VERBEX ACQUISITION CORPORATION

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

Dated: __________, ____

                                                                            Page


                                                                         ANNEX V

                      PURCHASER CANCELLATION CERTIFICATE

                                      to

                         ----------------------------,

                                as Escrow Agent

     The undersigned, Verbex Acquisition Corporation, a Delaware corporation ("Purchaser"), pursuant to Section 4(e) of the Escrow Agreement dated as of ____________, 1999 among Purchaser, Verbex Voice Systems, Inc., a Delaware corporation ("Seller"), and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

          (a) certifies that (i) it hereby releases its claim against Seller with respect to [all] [specify portion] of the Owed Amount designated in the Certificate of Instruction dated _____________, ____ and (ii) as a result the Owed Amount with respect to such Certificate of Instruction is $__________; and

          (b) agrees that such Certificate of Instruction is, to the extent released as provided in clause (i) of paragraph (a) above, canceled.

                                                  VERBEX ACQUISITION CORPORATION

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

Dated:__________, ____

                                                                            Page


                                                                        ANNEX VI

                        SELLER CANCELLATION CERTIFICATE

                                      to

                        -----------------------------,

                                as Escrow Agent

     The undersigned, Verbex Voice Systems, Inc., a Delaware corporation ("Seller"), pursuant to Section 4(f) of the Escrow Agreement dated as of ____________, 1999 among Verbex Acquisition Corporation, a Delaware corporation ("Purchaser"), Seller and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby certifies that (i) attached hereto is a final order of a Board of Arbitration in accordance with Section [_____] of the Acquisition Agreement resolving the dispute between Purchaser and Seller as to the matter described in the Certificate of Instruction dated ____________, ____ and the related Objection Certificate dated ____________, ____ and (ii) as provided in such order, there is no Owed Amount with respect to the matter described in such Certificates.

                           VERBEX VOICE SYSTEMS, INC.

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

Dated:________, ____

                                  SCHEDULES*
                                  ---------

Schedule 2.1           Interim Balance Sheet
Schedule 2.1(a)        Tangible Assets
Schedule 2.1(e)        Contracts
Schedule 2.1(g)        Intellectual Property
Schedule 2.2           Excluded Assets
Schedule 2.3(b)        Section 2.3(b) Liabilities
Schedule 2.6(b)(i)     Inventory
Schedule 3.6           Consents
Schedule 6.3           Seller Conflicts
Schedule 6.5(d)        Value of Inventory
Schedule 6.7           Contract Exceptions
Schedule 6.13          Plans and Agreements Relating to Employees
Schedule 6.15          Related Transactions
Schedule 6.17          Suppliers and Customers
Schedule 9.5           Non-Competition

---------
*These schedules have been omitted in accordance with the rules of the Securities and Exchange Commission. The Company agrees to furnish suplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.